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                                                                  EXHIBIT (b)(1)



                           LOAN AND SECURITY AGREEMENT

                                  By and Among

                               U.S. VISION, INC.,
                        STYL-RITE OPTICAL MFG. CO., INC.,
                               USV OPTICAL, INC.,
                           U.S. VISION HOLDINGS, INC.,
                             9072-8411 QUEBEC, INC.,
                         d/b/a, Optik Pro Baie 2000, and
                        HEALTH EYE CARE STATISTICS, INC.
                                   as Obligors

                                       and

                           COMMERCE BANK, N.A., Lender

                             as of October 30, 2002

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                           LOAN AND SECURITY AGREEMENT

         This LOAN AND SECURITY AGREEMENT (the "Agreement") is made as of October 30, 2002, by and among COMMERCE BANK, N.A. (the "Lender") and U.S. VISION, INC., a Delaware corporation ("U.S. Vision"), STYL-RITE OPTICAL MFG. CO., INC., a Florida corporation ("Styl"), USV OPTICAL, INC., a Texas corporation ("USV"), and U.S. VISION HOLDINGS, INC., a Delaware corporation ("Holdings"; U.S. Vision, Styl, USV, and Holdings, individually, a "Borrower" and, collectively, the "Borrowers"), and 9072-8411 QUEBEC, INC. "Optik Pro Baie 2000" ("Optik Pro"), and HEALTH EYE CARE STATISTICS, INC. ("Health"; and together with Optik Pro, individually, a "Guarantor" and, collectively, the "Guarantors"; each Borrower and Guarantor, individually, an "Obligor" and, collectively, the "Obligors").

                                   BACKGROUND

         Simultaneously with the execution hereof, U.S. Vision and Kayak Acquisition Corp., a Delaware corporation ("Kayak"), will consummate the transactions contemplated by the Agreement and Plan of Merger by and between Kayak and U.S. Vision dated May 14, 2002 (the "Agreement and Plan of Merger") pursuant to which, inter alia, Kayak will merge with and into U.S. Vision and the separate corporate existence of Kayak will cease and U.S. Vision will be the surviving company (the "Merger").

         In connection with the Merger, the Lender has agreed to make available to Borrowers, subject to the terms and provisions hereof, certain Loans, as more fully hereinafter described.

         NOW, THEREFORE, in consideration of the mutual covenants and premises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby mutually acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

         1. DEFINITIONS, CERTAIN RULES OF CONSTRUCTION

                  1.1 Defined Terms. Each initially capitalized term used herein shall have the meaning set forth in the recitals hereto, in EXHIBIT A attached hereto and made a part hereof, or as otherwise set forth in the Agreement, for the purposes hereof and for each of the Loan Documents. All initially capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Uniform Commercial Code as enacted in the State of New Jersey.

                  1.2 Accounting Reports and Principles. The character or amount of any asset, liability, account or reserve and of any item of income or expense to be determined, and any consolidation or other accounting computation to be made, and the construction of any definition containing a financial term, including, but not limited to, capitalized terms not otherwise defined herein, pursuant to this Agreement or any other Loan Document, shall be construed, determined or made, as the case may be, in accordance with GAAP, consistently applied, unless such principles are inconsistent with any express provision of this Agreement.

                  1.3 Business Day. Whenever any payment or other Obligation hereunder, under the Notes or any other Loan Document, is due on a day other than a Business Day, such



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shall be paid or performed on the Business Day next following the prescribed due date, except as otherwise specifically provided for herein to the contrary, and such extension of time shall be included in the computation of interest and charges. Any reference made herein or in any other Loan Document to an hour of day shall refer to the then-prevailing time in Cherry Hill, New Jersey unless specifically provided herein to the contrary.

                  1.4 Obligors' Authorization to Charge Accounts. Whenever Obligors are obligated hereunder, under the Notes or any other Loan Document, to make payments of any nature to Lender, including payments of principal, interest and Lender's Costs, Lender, on Lender's behalf, shall be entitled, and Obligors hereby authorize Lender, on Lender's behalf, to debit from any Deposit Account of any Obligor maintained with Lender or any Affiliate of Lender, the amount of such payment due; provided, however, that in the event there are insufficient funds in such accounts to pay all currently due payments to Lender, Obligors shall pay to Lender the difference when such payment is due.

                  1.5 Lender's Costs. Borrowers shall, within 15 days of Lender's request, pay Lender all Lender's Costs incurred by Lender through the date of such request. Until paid, all past due and owing interest payments, fees and Lender's Costs shall be deemed to be part of the principal balance of the Line of Credit, bear interest at either the Term Interest Rate or the Line Interest Rate, whichever is higher, and be secured by the Borrowers' Collateral and guaranteed by the Guarantors pursuant to the Guarantors' respective Guaranty and Surety Agreements which shall be secured by the Movable Hypothec and the General Security Agreement. The Obligations of Borrowers under this Section shall survive the termination of this Agreement and the payment of the Notes.

         2. THE LOAN

                  2.1 Line of Credit.

                           2.1.1 Line Established. Provided that no Event of
Default or Potential Default has occurred and is continuing, and subject to the terms and conditions set forth herein, commencing on the Closing Date and expiring on the day next preceding the Line Termination Date, unless Borrowers shall have terminated this Agreement, upon Borrowers' request from time-to-time, Lender hereby commits to extend one or more Advances to Borrowers, the aggregate of which outstanding at any one time shall not exceed Seventeen Million Five Hundred Thousand Dollars ($17,500,000) to be used exclusively for general working capital purposes of Borrowers. Prior to the Line Termination Date and, subject to the provisions of this Agreement, Borrowers may borrow, repay and reborrow under the Line.

                           2.1.2 Line of Credit Note. On the date hereof and to
evidence the Indebtedness under the Line, Borrowers shall execute and deliver to Lender the Line of Credit Note.

                           2.1.3 Advances. Provided that no Event of Default or
Potential Default has occurred and is continuing, and subject to the terms and conditions set forth herein, Borrowers may request Advances under the Line in accordance with the following provisions. Borrowers shall give the Lender notice in the form of EXHIBIT B hereto (a "Notice of



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Borrowing") not later than (i) 2:00 p.m. on the Closing Date with respect to the initial Advance, and (ii) not later than 12:00 noon on the same Business Day, of each Prime Rate Advance and each LIBOR Rate Advance after the Closing Date, of Borrowers' intention to borrow, specifying (a) the date of such Advance, which shall be a Business Day, (b) the amount of such Advance, which shall be in a principal amount of not less than One Hundred Thousand Dollars ($100,000), and
(c) whether the Advance is to be a LIBOR Rate Advance or Prime Rate Advance or a combination thereof. Notices of Borrowing received after 12:00 noon, other than Notices of Borrowing received prior to 2:00 p.m. on the Closing Date, shall be deemed received on the next Business Day.

                           2.1.4 Interest Rate Options. Subject to the
provisions of this Paragraph, at the election of the Borrowers, the principal balance of each Advance shall bear interest at Prime plus One Hundred Fifty
(150) basis points (the "Prime Rate") or at LIBOR, as determined in accordance with Paragraph 2.1.5 below, plus Three Hundred Seventy Five (375) basis points (the "LIBOR Rate"); provided, however, that in no event shall the applicable interest rate be less than Five and One Half Percent (5.5%) per annum. The Borrowers shall select whether an Advance will accrue interest at the Prime Rate (a "Prime Rate Advance") or at the LIBOR Rate (a "LIBOR Rate Advance") at the time a Notice of Borrowing is given pursuant to Paragraph 2.1.3. Any Advance or any portion thereof as to which the Borrowers shall not have duly specified an interest rate as provided herein shall conclusively be deemed to be a Prime Rate Advance. All interest on the Line shall be calculated on the basis of a 360 day year for the actual number of days elapsed in each period.

                           2.1.5 LIBOR Rate Interest Period. Other than with
respect to Advances extended at Closing, in connection with each LIBOR Rate Advance, no later than 12:00 p.m. (New Jersey time) two Business Days prior to the end of each calendar month, the Borrowers shall select monthly the interest rate applicable to the current 30-day LIBOR period which shall then constitute LIBOR for the succeeding calendar month to be applicable to the LIBOR Rate and all LIBOR Rate Advances outstanding and which may become outstanding during the succeeding calendar month. The Borrowers shall give the Lender notice of Borrowers' selection under this Paragraph in the Form of the Notice of Borrowing. If Borrowers fail to make an election hereunder for any month, the previous election made under this Paragraph shall apply for that month.

                           2.1.6 Facility Fee. As long as there is any
outstanding Obligation under the Line of Credit, commencing on November 30, 2002, for the period between the Closing Date and November 30, 2002, and on each December 31, March 31, June 30 and September 30 thereafter, Borrowers shall jointly and severally pay to Lender, within three (3) days after the close of each such period, a fee in an amount equal to one quarter of one percent (0.25%) per annum calculated on the basis of a 360 day year for the actual number of days elapsed in each period of the average daily unused portion of the Line of Credit. Any permanent reductions of the Maximum Available Credit will be taken into account in the calculation of the Facility Fee.

                           2.1.7 Line Closing Fee. Simultaneously with the
execution of this Agreement, Borrowers shall pay to Lender a Line Closing Fee in the amount of One Hundred Seventy Five Thousand Dollars ($175,000). Borrowers acknowledge and agree that such Line Closing Fee is deemed fully earned upon the payment thereof and is non-refundable in all events.



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                           2.1.8 Principal and Interest Payments. Until the
Indebtedness associated with the Line of Credit is paid in full, interest alone shall be paid monthly in arrears at the applicable Line Interest Rate on the first day of the month following the month in which the first Advance is made and thereafter on the first day of each consecutive month. Anything to the contrary herein notwithstanding all unpaid principal of the Line and all interest accrued thereon shall be paid in full by the Borrowers not later than the Line Termination Date.

                           2.1.9 Maximum Available Credit. The outstanding
principal balance of the Line of Credit shall not exceed, at any time, Seventeen Million Five Hundred Thousand Dollars ($17,500,000) (the "Maximum Available Credit"). Borrowers jointly and severally covenant and agree to immediately repay, without notice or demand, any principal balance of the Line of Credit in excess of the Maximum Available Credit. Borrowers may from time to time, at their option, permanently reduce the Maximum Available Credit on 5 Business Days' prior written notice to Lender. All such reductions shall be in minimum amounts of $1,000,000 and integral multiples thereof and such reductions may not reduce the Maximum Available Credit below the amount of the Advances then outstanding.

                           2.1.10 Extension of Line Termination Date. No earlier
than 90 days prior to each annual anniversary date of the date hereof Borrowers may request in writing that the Lender extend the Line Termination Date for a period of one year beyond the then current Line Termination Date; whereupon, in its sole and absolute discretion, Lender may decide to extend the Line Termination Date for such period. Lender shall provide notice to Borrowers of Lender's decision with respect to Borrowers' request to extend the Line Termination Date no later than forty-five (45) days after receipt of Borrowers' written request therefore; provided, however, that if Lender fails to respond to Borrowers' extension request within such forty-five (45) day period, Borrowers' request shall be deemed conclusively denied and the then current Line Termination Date shall not be extended.

                  2.2 Term Loan.

                           2.2.1 Term Loan Established. On the date hereof, the
Lender shall advance to Borrowers the sum of Fifteen Million Dollars ($15,000,000) as the Term Loan. The proceeds of the Term Loan shall be used by Borrowers exclusively to finance the Cash-Out.

                           2.2.2 Term Note. On the date hereof and to evidence
the Indebtedness under the Term Loan, Borrowers shall execute and deliver to Lender the Term Note.

                           2.2.3 Term Interest Rate. The aggregate outstanding
principal balance of the Term Loan shall bear interest at a fixed rate of interest of Nine Percent (9%) per annum. All interest on the Term Loan shall be calculated on the basis of a 360 day year for the actual number of days elapsed in each period.

                           2.2.4 Term Loan Closing Fee. Simultaneously with the
execution of this Agreement, Borrowers shall pay to Lender with regard to the Term Loan, a Term Loan Closing Fee in the amount of One Hundred Fifty Thousand Dollars ($150,000). Borrowers acknowledge and agree that such Term Loan Closing Fee is deemed fully earned upon the payment thereof and is non-refundable in all events.



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                           2.2.5 Principal and Interest Payments. Interest at
the Term Interest Rate on the outstanding principal balance of the Term Loan shall be payable on the first day of each month from and after the Closing Date until such principal balance is paid in full. Principal under the Term Loan shall be paid in the following installments:

               Principal payments in the amount of Four Hundred Thousand Dollars ($400,000) shall be due and payable on each of January 31, 2003, April 30, 2003, July 31, 2003 and October 31, 2003;

               Principal payments in the amount of Six Hundred Seventy-Five Thousand Dollars ($675,000) shall be due and payable on each of January 31, 2004, April 30, 2004, July 31, 2004 and October 31, 2004;

               Principal payments in the amount of Eight Hundred Twenty-Five Thousand Dollars ($825,000) shall be due and payable on each of January 31, 2005, April 30, 2005, July 31, 2005 and October 31, 2005;

               Principal payments in the amount of Nine Hundred Twenty-Five Thousand Dollars ($925,000) shall be due and payable on each of January 31, 2006, April 30, 2006, July 31, 2006, October 31,
               2006, January 31, 2007, April 30, 2007, July 31, 2007, and
               October 31, 2007.

                           2.2.6 Prepayment under the Term Loan. The Term Loan
may be prepaid in whole or in part and from time to time without premium or penalty, provided, however, that any prepayment of the Term Loan must be accompanied by the payment of interest on the amount prepaid accrued through the date of prepayment. Any prepayment will reduce the aggregate principal amount of the Term Loan and will have no effect on the next scheduled payment due in accordance with the terms of this Agreement and the Term Note; provided, however, that if the next scheduled payment due is greater than the unpaid aggregate principal amount of the Term Loan (the "Unpaid Balance"), such payment shall be equal to the Unpaid Balance.

                           2.2.7 Payments Under the Cole Documents. Upon the
exercise of the Option (each as defined therein) under the Cole Note or the ROFR (each as defined therein) under the Cole Agreement, and subject to the limited right of setoff as respectively provided therein, all net proceeds otherwise respectively payable to the Borrowers thereunder (the "Net Cole Proceeds") shall be payable by Cole National directly to the Lender and shall be credited by the Lender with the following order of priority: (i) against any Lender's Costs then outstanding; (ii) against accrued but unpaid interest under the Term Loan; and
(iii) against unpaid principal under the Term Loan; provided, however, that if at the time of the payment of the Net Cole Proceeds an Event of Default or a Potential Event of Default has occurred and is continuing, then and in such event, Lender may apply the Net Cole Proceeds to such of the Obligations and in such order as Lender may elect. Subject to the foregoing, and provided, no Event of Default or a Potential Event of Default has occurred and is continuing, in the event that the Lender applies the Net Cole Proceeds to the outstanding principal balance due under the Term Loan, notwithstanding the amortization thereof as set forth in Paragraph 2.2.5 hereof, the remaining principal balance shall be amortized in equal quarterly installments over the number of full



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calendar quarters between (a) the date of the application of the Net Cole
Proceeds to the outstanding principal balance due under the Term Loan and (b) the Term Loan Termination Date. Interest at the Term Loan Interest Rate shall continue to be paid on the outstanding principal balance of the Term Loan on the first day of each month. Borrowers covenant and agree to execute and deliver to Lender an Amended and Restated Term Loan Note consistent with the forgoing and to pay to Lender all Lender's costs associated with all of the foregoing.

                  2.3 General Provisions Applicable to the Loans.

                           2.3.1 Payments. All payments hereunder shall be made
by Obligors in Dollars to Lender without defense, setoff or counterclaim in immediately available funds and delivered to Lender not later than 2:00 p.m. on the date due, at Lender's address set forth in Section 9.1 hereof, or such other place as shall be designated in writing by Lender. Funds received by Lender after that time shall be deemed to have been paid by Obligors on the next succeeding Business Day.

                           2.3.2 Late Charge; Default Rate of Interest. Obligors
shall pay to Lender a late charge of five (5%) percent of any payment of principal, interest, fees, charges or Lender's Costs which is more than fifteen
(15) days past due. In addition, any principal payment on the Loans not paid when due, and to the extent permitted by applicable law, any interest payment on the Loans not paid when due, and any other amount due to Lender under this Agreement or any other Loan Document not paid when due (including Lender's Costs), in any case whether at stated maturity, acceleration or otherwise, shall thereafter bear interest payable upon demand at a rate per annum which is three (3%) percent plus the highest applicable Interest Rate, if any. Such default rate of interest shall continue only for so long as the monetary default applicable thereto continues.

                           2.3.3 Maximum Rate of Interest. Notwithstanding
anything to the contrary herein or in any other Loan Document, no effective rate of interest hereunder shall exceed the maximum effective rate of interest permitted by applicable law or Rule. Obligors hereby agree to give Lender written notice in the event that any Obligor has actual knowledge that any interest payment made to Lender hereunder or under any other Loan Document will cause the total interest payments collected in any one year to be usurious under applicable law or Rule, and Lender hereby agrees not to knowingly collect any interest from Obligors in the form of fees or otherwise which would render either of the Loans usurious. In the event that interest hereunder or under any other Loan Document would be usurious in the opinion of Lender, Lender reserves the right to reduce the interest payable by Obligors. This Paragraph shall survive the repayment of the Loans.

                           2.3.4 Obligations Absolute. The Obligations of
Borrowers and Obligors, as the case may be, under this Agreement and each of the other Loan Documents shall be joint, several, absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms hereof, as amended according to clause (ii) of this Paragraph, under all circumstances whatsoever, including without limitation the following circumstances: (i) any lack of validity or enforceability of the Loan Documents or any other agreement or document relating thereto; (ii) any amendment or waiver of or any consent to or departure from the Loan Documents or any document relating thereto if Borrowers or Obligors, as the case may be, have



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consented to any such amendment; and (iii) the existence of any claim other than claims arising solely from Lender's gross negligence or willful misconduct, defense or other right which Obligors may have at any time against Lender or any other person or entity, whether in connection with this Agreement, the transactions described herein or any unrelated transaction. Obligors understand and agree that no payment by Obligors under any other agreement (whether voluntary or otherwise) shall constitute a defense to their Obligations hereunder.

                           2.3.5 Assessment. If Lender shall reasonably
determine that (i) any current law or Rule, the adoption or imposition of any law or Rule, any change in any law or Rule, or the adoption, imposition or change in the interpretation or administration thereof by a governmental authority, central bank or comparable agency charged with the interpretation and administration thereof, or (ii) compliance with any guideline or directive generally applicable to national banks whether or not having the force of law, including without limitation with respect to special deposits, capital adequacy, risk based capital, capital or reserve maintenance, capital ratio, or similar requirements, or any deposits or other liabilities taken or entered into by Lender (including the capital adequacy guidelines promulgated by the Board of Governors of the Federal Reserve System) may result in (A) an increase to Lender of the cost of making or maintaining the Loans, or to impose upon Lender or increase any capital requirement applicable as a result of the making or maintenance of the Loans, or (B) a reduction of the rate of return or amounts receivable hereunder as a consequence of its obligations pursuant to this Agreement to a level below that which Lender could have achieved but for such adoption, imposition, change or compliance, taking into consideration Lender's policies with respect to capital adequacy (which adoption, imposition, change, or increase in capital requirements or reduction in amounts receivable may be determined by Lender's reasonable allocation of the aggregate of such cost increase, capital increase or imposition of reductions in amounts receivable resulting from such events), or (C) subjecting the Lender to any tax, duty, charge or withholding on or from payments due from Obligors (excluding federal taxation of the overall net income of Lender), or changes in the basis of taxation of payments to Lender in respect of the Loans or other amounts due to Lender hereunder, then, from time to time, Obligors shall pay to Lender, within ten (10) Business Days of demand by Lender, such additional amounts as will be necessary to restore the rate of return to Lender from the date of such change, together with interest on such amount from the 10th Business Day after demand until payment thereof in full at the Interest Rate. Lender shall be entitled to compensation pursuant to this Paragraph by submitting a certificate claiming compensation and setting forth (accompanied by calculations in reasonable detail) the increased cost, reduction in amounts receivable or additional amount or amounts necessary to compensate Lender hereunder for any reduction in return on capital, which certificate shall be conclusive absent manifest error. Failure on the part of Lender to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any period shall not constitute a waiver of Lender's right to demand compensation with respect to such period or any other period. The protection of this Paragraph shall be available to Lender regardless of any possible contention of the invalidity or inapplicability of any law or Rule or other change or condition which shall have occurred or been imposed.

                           2.3.6 Conditional Payment. All funds received by
Lender from Obligors will be subject to Lender's standard clearing procedures and clearing periods for uncollected funds as such procedures and clearing periods may change from time-to-time. Obligors waive any rights they may have to direct the application of any and all payments at any time or times



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hereafter received by Lender on account of the Indebtedness. Obligors agree that
Lender shall have the continuing exclusive right to apply and reapply such payments in any manner, as Lender may deem advisable, notwithstanding any entry by Lender upon its books; provided, however, that so long as no Lenders' Costs, interest, principal or any other amount owing under this Agreement and the other Loan Documents is due and no Potential Default or Event of Default has occurred and is continuing, Obligors may direct the prepayment of the Term Loan in accord with Paragraph 2.2.6 hereof.

                           2.3.7 Action by Obligors. Obligors agree and hereby
confirm that (i) other than U.S. Vision, all of the Obligors are wholly owned either directly or indirectly by U.S. Vision, and all Obligors have shared management and financial support; and (ii) any request made or other function made or performed by U.S. Vision in connection with this Agreement or the other Loan Documents shall be deemed made or performed by and on behalf of all Obligors.

                           2.3.8 Participations. Obligors agree that Lender may
sell participations in the Obligations to financial institutions and other Persons who lend money in the ordinary course of their business, and therefore:
(i) Lender may from time to time provide financial and other information concerning the Obligors to any participant or prospective participant; and (ii) should any participant default under its obligations to fund any portion of its interest in the Term Loan, Lender will have no obligation to fund the Term Loan to the extent of such participant's share thereof.

                           2.3.9 Canadian Interest Act Conversion.
Notwithstanding any other provision of this Agreement, for the purposes of the Canadian Interest Act and disclosure thereunder, wherever interest to be paid by any under this Agreement is to be calculated on the basis of a year of a 360 day year or any other period of time that is less than a calendar year, the yearly rate of interest to which the rate determined pursuant to such calculation is equivalent is the rate so determined multiplied by the actual number of days elapsed in the calendar year in which the same is to be ascertained and divided by either 360 or such other period of time, as the case may be.

                           2.3.10 Termination of Facility. The Borrowers may
terminate this Agreement at any time prior to the Line Termination Date or the Term Loan Termination Date upon at least 10 Business Days' notice to the Lender without premium or penalty after (i) the payment in full of all outstanding Advances under the Line of Credit, together with accrued interest thereon, (ii) the payment of the Term Loan, together with accrued interest thereon, and (iii) the satisfaction of all other Obligations, including, without limitation, the payment in full in cash or cash equivalent of all Indebtedness, Lender's Costs and all other costs under this Agreement or the Loan Documents.

         3. SECURITY

                  3.1 Collateral Generally.

                           3.1.1 Security Interest in All Assets. As security
for the prompt payment and discharge of all of the Indebtedness and the performance of all of the Obligations, Borrowers hereby grant to Lender a security interest in, and first Lien on, All Assets of Borrowers, now



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owned or hereafter acquired, whether or not earned by performance, all books and records pertaining thereto (including without limitation all manual and computer records, runs, printouts, disks, software and other computer-prepared information of every kind) and all insurance proceeds in connection therewith, together with all cash and non-cash proceeds and products thereof, wherever located, whether now owned or hereafter acquired or arising (the "Borrowers' Collateral").

                           3.1.2 Security Interest in All Assets of Guarantors.
As security for the performance of all of the Guarantors' Obligations and pursuant to the General Security Agreement of the Health and the Movable Hypothec, Guarantors have granted to Lender a security interest in, and first Lien on, All Assets of Guarantors, now owned or hereafter acquired, whether or not earned by performance, all books and records pertaining thereto (including, without limitation, all manual and computer records, runs, printouts, disks, software and other computer-prepared information of every kind) and all insurance proceeds in connection therewith, together with all cash and non-cash proceeds and products thereof, wherever located, whether now owned or hereafter acquired or arising (the "Guarantors' Collateral").

                           3.1.3 Priority of Liens. Except for Permitted Liens
set forth on Schedule 3.1.3, all Liens in favor of Lender in the Collateral shall be first perfected priority Liens. Obligors shall pay and discharge when due all taxes, levies, and other charges upon said Collateral and upon the goods evidenced by any documents constituting Collateral and shall indemnify and defend Lender against, and save Lender harmless from, all claims of any Person with respect to the Collateral. This indemnity shall include reasonable attorneys' fees and expenses as well as costs of investigation.

                           3.1.4 Financing Statements and Other Documents.
Obligors hereby authorize Lender or its agent to file any and all Financing Statements. Further, Obligors agree to execute and deliver any other documents, instruments, or agreements reasonably requested by Lender, to create, perfect or keep perfected any security interest under the Uniform Commercial Code as adopted in any state or province having jurisdiction over the Collateral, including, without limitation, any Financing Statements, continuation statements or termination statements and any other security instruments or agreements as Lender may reasonably require in connection with this Agreement and the other Loan Documents, including, without limitation, the Movable Hypothec. Borrowers hereby appoint Lender as Borrowers' attorneys-in-fact to execute and file in Borrowers' name all documents and instruments which Lender may deem necessary or appropriate to perfect and continue perfected the security interest in the Collateral created by this Agreement or any of the other Loan Documents.

                  3.2 Lockboxes. Each of the Obligors shall establish and maintain lockboxes (each a Lockbox and collectively, the "Lockboxes") and non-interest bearing depository accounts (each a "Cash Collateral Account" and collectively the "Cash Collateral Accounts") with Lender subject to the provisions of this subparagraph and the respective Lockbox Agreement. Unless otherwise prohibited by applicable law, all collections of Accounts shall be paid directly by Account Debtors into the respective Lockboxes and then deposited into Lender's respective Cash Collateral Accounts for such Obligor. Provided no Potential Default or Event of Default has occurred and is continuing, on a daily basis and at the election of the Obligors, cleared funds in the Cash Collateral Accounts shall be transferred to Obligors' concentration



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

operating account at Lender or applied to reduce the outstanding Indebtedness under the Notes. Upon the occurrence and continuance of an Event of Default or Potential Default, Lender may retain all funds in the Cash Collateral Accounts and shall have the right to use such funds in accordance with Section 8.3 hereof. In the event that collections of Accounts and proceeds of other Collateral are received at any time by any of the Obligors, such collections shall be held in trust for the benefit of Lender and shall be remitted, in the form received, to Lender for deposit into such Obligor's Cash Collateral Account immediately upon receipt by Obligors.

                  3.3 Maintenance of Collateral. Obligors shall maintain, preserve, protect and keep in good order and condition, ordinary wear and tear excepted, all Collateral, and from time to time, make all necessary or appropriate repairs, replacements and improvements thereto. If Obligors shall hereafter acquire Collateral which, under applicable law, is required to be registered or certified, Obligors shall cause such Collateral to be registered or certified properly in the name of Obligors, as the case may be, and cause all motor vehicles or other equipment the ownership of which, under applicable law, is evidenced by a certificate of title to be properly titled in Obligors' name, and to have Lender's Lien on such motor vehicles and other equipment properly noted on the certificate of title with respect thereto and deliver such certificates of title to Lender. On behalf of Obligors, Lender may, but shall not be obligated to pay and discharge taxes and/or Liens pertaining to the Collateral and pay for the repair of any such Collateral, the maintenance and preservation thereof and for insurance thereon if Obligors shall fail to do so, unless an Event of Default shall have occurred in which case Lender need not request Obligors to do so. Obligors agree to reimburse Lender, within three (3) Business Days after notice thereof from Lender to Obligors, for any payment so made.

                  3.4 Searches. Lender will have received prior to or at Closing, and thereafter from time to time, UCC, judgment, federal and state tax and real estate, pending litigation and bankruptcy Lien searches, or their Canadian equivalent, against each Obligor, the cost of which shall constitute Lenders' Costs, showing that Lender's security interests in and Liens on the Collateral, as granted in this Agreement, the Movable Hypothec and the General Security Agreement, shall be, upon perfection, security interests in and Liens thereon with the priority rights agreed to in this Agreement, the Movable Hypothec and the General Security Agreement, and the Collateral is not subject to any Liens, claims and encumbrances except for Permitted Liens.

                  3.5 Inspection, Appraisal and Audit of Collateral. So long as any portion of the Indebtedness remains outstanding and unpaid or any of the Obligations remain unperformed, Lender shall have the right at any time and from time-to-time, as Lender deems necessary in its sole discretion to inspect, conduct audits, valuations and other tests and to obtain appraisals of the Collateral. Such inspections, audits, valuations and appraisals shall occur no more than twice annually, unless an Event of Default or Potential Default shall have occurred, after which any such inspection, audit, valuation or appraisal may be performed as frequently as reasonably determined by Lender. In each case, such inspection, audits, valuations and appraisals shall be performed by persons selected by Lender at reasonable cost, shall constitute a portion of Lender's Costs, and shall be made at any reasonable time, during normal business hours, twenty-four (24) hours subsequent to the provision of notice to Obligors.

         4. CONDITIONS PRECEDENT

         The performance by Lender of any of its obligations hereunder is subject to the following conditions precedent:

                  4.1 Closing Deliveries. At or prior to Closing, Obligors shall deliver or cause to be delivered to Lender, executed where applicable and in form and substance satisfactory to Lender and its counsel, in addition to this Agreement, the following documents, instruments and agreements and the following conditions shall have been satisfied:

                           4.1.1 The Line of Credit Note;

                           4.1.2 The Term Note;

                           4.1.3 The Post-Closing Agreement;

                           4.1.4 Insurance certificates meeting the criteria set
forth in Paragraph 6.1.3 hereof;

                           4.1.5 Financing Statements identifying Obligors as
debtors, and Lender as secured party to be filed in all jurisdictions required to perfect Lender's security interest in the Collateral in which perfection can be achieved by the filing of a financing statement;

                           4.1.6 UCC, judgment, federal and state tax, real
estate, pending litigation and bankruptcy lien searches against each Obligor performed by a company designated by Lender, the cost of which shall constitute Lenders' Costs;

                           4.1.7 Copies of the Penney's Agreement, the Sears
Agreement and the Vision One Agreement, certified by a Specified Officer to be true and correct copies of the originals thereof (other than with respect to the Sears Agreement as specified therein) and to be in full force and effect on the date hereof;

                           4.1.8 Each of the Transactional Documents with any
amendments thereto, certified by a Specified Officer to be true and correct copies of the originals thereof, and to be in full force and effect on the date hereof, and evidence in form and substance satisfactory to Lender that the respective transactions contemplated thereby have been consummated and fully funded, other than to the extent funding is required hereunder;

                           4.1.9 A certificate of the Secretary of each Obligor,
certifying to and attaching true, correct and complete copies of (i) resolutions of such Obligor's Board of Directors authorizing the borrowing hereunder, granting the security interests herein, and the execution and delivery of the Loan Documents, (ii) authorizing resolutions as to the Merger, (iii) Certificate of Incorporation for such Obligor, (iv) such Obligor's Bylaws, (v) incumbency and signatures of the officers of such Obligor authorized to execute and deliver the Loan Documents, (vi) a currently issued good standing, subsistence or existence certificate from each state in which such Obligor is organized and where such Obligor conducts business where the failure to be so qualified could constitute a Material Adverse Effect;

                           4.1.10 An opinion of Ballard Spahr Andrews &
Ingersoll, LLP and an opinion of Sayles, Lidji & Werbner addressed to Lender, each with respect to the Line of Credit,

Term Loan and the Transactional Documents, in form and substance satisfactory to Lender in its sole and absolute discretion;

                           4.1.11 Payment of the Line Closing Fee and the Term
Loan Closing Fee;

                           4.1.12 Payment of all Lender's Costs incurred in
connection with the extension of the credit facilities and the transactions contemplated hereby;

                           4.1.13 All documents, agreements and arrangements
required by Lender with respect to the Collateral;

                           4.1.14 Copy of the Agreement and Plan of Merger with
any amendments thereto, certified by a Specified Officer to be true and correct copies of the originals thereof and to be in full force and effect on the date hereof;

                           4.1.15 Evidence satisfactory to the Lender that all
of the conditions to the effectiveness of the Merger set forth in Article VI of the Agreement and Plan of Merger have been met;

                           4.1.16 The Lockbox Agreement;

                           4.1.17 Each of the Canadian Collateral Documents; and

                           4.1.18 Such additional documents or instruments as
the Lender may require.

                  4.2 Advances After the Date Hereof. Lender shall not be required to make any requested Advance unless on each Funding Date (i) Obligors deliver or cause to be delivered to Lender, executed where applicable, and in form and substance satisfactory to Lender and its counsel, the following documents and instruments, and (ii) the following conditions shall have been satisfied:

                           4.2.1 The representations and warranties set forth in
Article 5 of this Agreement shall be true and correct in all material respects on and as of such date with the same effect as though made on and as of such date, and each Notice of Borrowing shall be deemed a reaffirmation thereof;

                           4.2.2 No Event of Default or Potential Default shall
have occurred and be continuing hereunder or under any other Loan Document;

                           4.2.3 No Material Adverse Change shall have occurred
and then be in existence;

                           4.2.4 All Lender's Costs then due shall have been
paid by Obligors. Obligors authorize Lender to deduct such Lender's Costs from the Advance and agree to indemnify and hold Lender harmless from and against any and all claims, other than claims arising from Lender's willful misconduct or gross negligence, for any such Lender's Costs; and

                           4.2.5 Obligors will have delivered to Lender such
additional documents or instruments as Lender may reasonably require.

         5. REPRESENTATIONS AND WARRANTIES.

                  5.1 Obligors represent and warrant to Lender as follows:

                           5.1.1 Incorporation, Good Standing, Due
Qualification. Each Obligor is a corporation duly organized, validly existing, subsisting or in good standing under the laws of each respective Obligor's state or province of incorporation as shown on Schedule 5.1.1 hereto; has all power and authority necessary to own and operate its properties and to carry on its business as it is now engaged and where and as contemplated; and is duly qualified as a foreign corporation to do business in, and is in good standing in, every jurisdiction where the nature of Obligors' business requires such qualification;

                           5.1.2 Power and Authority. The making, execution,
issuance and performance by each Obligor of this Agreement, the Notes and each of the other Loan Documents to which such Obligor is a party is within the corporate powers of such Obligor, and have been duly authorized by all necessary corporate action by such Obligor;

                           5.1.3 Legally Enforceable Agreement. This Agreement
and each of the other Loan Documents to which Obligors are, individually or in the aggregate, a party, constitute the legal, valid and binding Obligations of Obligors, enforceable against Obligors in accordance with their respective terms;

                           5.1.4 Priority of Liens; Condition of Collateral.
With the exception of Permitted Liens, Obligors own the Collateral free and clear of all Liens and upon perfection of Lender's security interest in such Collateral, Lender will have a security interest and Movable Hypothec in, and first priority Lien on, all of the Collateral subject only to Permitted Liens, if any. With respect to each Obligor (i) its chief executive office (or in the Province of Quebec, its head office) is located in the state or province identified in Schedule 5.1.4(i) hereto, (ii) its exact legal name as set forth in such Obligor's organizational documents as filed in the state or province of such Obligor's formation is as set forth in the first Paragraph of this Agreement and any names, other than such name, trade styles or designation under which each Obligor does business as such or has done business within the five
(5) years immediately preceding the date hereof, is also as identified in as such in Schedule 5.1.4(ii) hereto, and (iii) its tax identification number (or Canadian equivalent) is as identified on Schedule 5.1.4(iii) hereto. Obligors have registered all fictitious names listed on Schedule 5.1.4(ii);

                           5.1.5 Leases. Schedule 5.1.5 hereto accurately sets
forth all locations occupied or utilized by each Obligor as lessee, together with the name and address of the lessor and, if other than the lessor, the record owner thereof, and the date of the applicable lease; all such leases are in full force and effect and each Obligor is in material compliance with the terms of each lease;

                           5.1.6 Store Count and Sales Volume. Schedule 5.1.6
hereto accurately sets forth by Obligor all of such Obligor's store locations and the volume of sales for each location;

                           5.1.7 Real Property. Schedule 5.1.7 hereto accurately
sets forth all Real Property;

                           5.1.8 No Violation. The execution, delivery and
performance by Obligors of the Loan Documents does not, and will not by the passage of time, the giving of notice or otherwise, to Obligors' knowledge (i) violate any provision of any law or regulation, (ii) violate the Certificate or Articles of Incorporation or Bylaws of any Obligor, (iii) violate any judgment, order, decree, agreement, trust or other indenture or instrument to which any Obligor is a party or by which any of its property is bound, or (iv) result in or require the creation or imposition of any Lien with respect to any property now owned or hereafter acquired, other than Liens arising under the Loan Documents. Obligors are not in default with respect to any judgment, writ, injunction, decree, rule or regulation of any governmental authority;

                           5.1.9 Penney's Agreement; Sears Agreement; Vision One
Agreement. True, correct and complete copies of each of the Penney's Agreement, the Sears Agreement, and the Vision One Agreement have been delivered to Lender pursuant to Article 4 hereof, are each in full force and effect in the respective forms thereof as certified and delivered to the Lender on the date hereof and have not been terminated or amended nor to the knowledge of any of the Obligors are any such actions pending or threatened;

                           5.1.10 Financial Condition. The financial statements
of Obligors heretofore furnished to Lender are true, complete and correct in all material respects, have been prepared in accordance with GAAP, consistently applied, and present fairly the financial condition of Obligors as of the dates thereof, and the results of Obligors' operations for the periods therein ended. Since the date of the most recent financial statements provided by Obligors to Lender, there has been no Material Adverse Change, individually or in the aggregate, in the financial condition of Obligors;

                           5.1.11 No Litigation. There are no actions, suits or
proceedings pending, or, to the knowledge of any Obligor, threatened against or affecting any Obligor or any of its assets, and no Obligor is in default in the performance of any agreement to which any Obligor is a party or by which any Obligor is bound specifically including, but not limited to, the Penney's Agreement, the Sears Agreement and the Vision One Agreement, and there is no order, writ, injunction, or any decree of any court, or any federal, state, municipal or other government agency or instrumentality, domestic or foreign, which if adversely determined with respect to any of the foregoing suits, proceedings, defaults, orders, writings, injunctions or decrees would have a Material Adverse Effect on Obligors, individually or in the aggregate;

                           5.1.12 Compliance. Obligors have all authorizations,
consents, approvals, licenses, and exceptions from, and have made all registrations and filings with, and all reports to, all Governmental Agencies (collectively, the "Governmental Approvals") necessary for the conduct of their respective businesses, and the conduct of their respective business is not and has not been in violation of any such Governmental Approvals or any applicable federal or state law, Rule or regulation, including ERISA, the failure of which to obtain or to comply with would, in any such case, have a Material Adverse Effect on Obligors, individually or in the aggregate.

Obligors do not require any Governmental Approvals to enter into, or perform under, this Agreement, the Notes, or any other Loan Document to which such Obligor is a party. There are no actions or investigations pending or, to the knowledge of the Obligors, threatened against or affecting any Obligor before any Governmental Agency, which could result in a Material Adverse Change in such Obligor's business, prospects or the ability of Obligors to conduct their respective businesses in a manner consistent with past operations and financial results;

                           5.1.13 Compliance with Regulations O, T, U and X. No
Obligor is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meanings of Regulations O, T, U and X of the Board of Governors of the Federal Reserve System);

                           5.1.14 Taxes. Each Obligor has paid, when due, all
taxes, governmental charges and assessments levied against any Obligor or any of its assets, except for taxes, charges or assessments which are not overdue or which are being contested in good faith and by appropriate proceedings with adequate reserves therefor being available or having been set aside;

                           5.1.15 Environmental Matters.

                                    5.1.15.1 To the best of Obligors' knowledge
and after reasonable investigation, the Real Property owned, leased or operated by the Obligors now, or in the past, does not contain, and has not previously contained, any Hazardous Materials in amounts or concentrations which (i) constitute or constituted a violation of applicable Environmental Laws, or (ii) could give rise to liability under applicable Environmental Laws;

                                    5.1.15.2 The Obligors and Real Property and
all operations conducted in connection therewith are in compliance, and have been in compliance, with all applicable Environmental Laws, and, to the best of Obligors' knowledge and after reasonable investigation, there is no contamination at, under or about such properties or such operations which could interfere with the continued operation of such properties or materially impair the fair saleable value thereof;

                                    5.1.15.3 The Obligors have not received any
notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters, Hazardous Materials, or compliance with Environmental Laws, nor do the Obligors have knowledge or reason to believe that any such notice will be received or is being threatened;

                                    5.1.15.4 To the best of Obligors' knowledge
and after reasonable investigation, Hazardous Materials have not been transported or disposed of to or from the Real Property, leased or operated by the Obligors in violation of, or in a manner or to a location which could give rise to liability under, Environmental Laws, nor have any Hazardous Materials been generated, treated, stored or disposed of at, on or under any of such properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Laws;

                                    5.1.15.5 No judicial proceedings or
governmental or administrative action is pending, or, to the knowledge of the Obligors threatened, under any

Environmental Law to which any Obligor is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to any Obligor, its operation or the Real Property; and

                                    5.1.15.6 There has been no release, or to
the best of the Obligor's knowledge, threat of release, of Hazardous Materials at or from properties owned, leased or operated by the Obligors, now or in the past, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.

                           5.1.16 Debt and Guaranties. Except as set forth on
Schedule 5.1.16 hereto, Obligors have no Debt, nor has any Obligor guaranteed the payment or performance of any debts or obligations of any other Person except for the guarantee of checks or other negotiable instruments for collection in the ordinary course of such Obligor's business;

                           5.1.17 Stock Ownership. The outstanding capital stock
of Obligors is owned beneficially and of record as set forth in Schedule 5.1.17. All of the outstanding shares of capital stock of Obligors have been duly authorized and are validly issued, fully paid and non-assessable and are not subject to any right or claim of rescission, and have been offered, sold and issued by each respective Obligor in compliance with all applicable federal and state securities laws;

                           5.1.18 Transactional Documents.

                                    5.1.18.1 True, correct and complete copies
of each of the Transactional Documents have been delivered to Lender pursuant to
Article 4 hereof, are each in full force and effect in the respective forms thereof as certified and delivered to the Lender on the date hereof and have not been terminated or amended nor to the knowledge of any of the Obligors are any such actions pending or threatened;

                                    5.1.18.2 Obligors have the full corporate
power and authority to execute and deliver each of the Transactional Documents and to consummate all of the Transactions. The execution and delivery by Obligors of the Transactional Documents and performance by Obligors of the Transactions have been duly authorized by the Board of Directors of each of the Obligors and no other corporate action on the part of any Obligor is necessary to authorize such execution, delivery and performance. Each Transactional Document is a legal, valid and binding obligation of the Obligors which are parties thereto, enforceable against each such Obligor in accordance with its respective terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditor's rights generally and by the effect of general principles of equity (regardless of whether enforcement is considered in proceeding at law or in equity; and

                                    5.1.18.3 No Obligor has any knowledge of any
existing facts or circumstances that may cause Obligors to be unable to consummate the Transactions;

                           5.1.19 Solvency.

                                    5.1.19.1 The present fair saleable value of
the assets of each Obligor after giving effect to the funding of the Loans hereunder exceeds the amount that will be required to be paid on or in respect of the Debts and other liabilities (including contingent liabilities) of Obligors as they mature,

                                    5.1.19.2 The assets of Obligors do not
constitute unreasonably small capital for Obligors to conduct their business as now conducted and as proposed to be conducted, including the capital needs of Obligors,

                                    5.1.19.3 Obligors do not intend to, nor do
Obligors believe that they will, incur Debts beyond their ability to pay such Debts as they mature (taking into account the timing and amounts of cash to be received by Obligors and of amounts to be payable on or in respect of Debt of Obligors). The cash available to Obligors, after taking into account all other anticipated uses of the cash of Obligors, is anticipated to be sufficient to pay all amounts on or in respect of the Indebtedness when the Indebtedness or any part thereof is required to be paid, and

                                    5.1.19.4 The aggregate fair value of
Obligors' assets exceeds the aggregate of all their liabilities;

                           5.1.20 Labor Matters. Except to the extent set forth
on Schedule 5.1.20 hereto, (i) Obligors individually or in the aggregate are not a party to any collective bargaining agreements, (ii) Obligors have not experienced any strike, labor dispute, slowdown or work stoppage as a result of labor disagreements which would have a Material Adverse Effect on the value of the Collateral, or on the enforceability of such Borrower's Obligations or Guarantors' Obligations or the Indebtedness (including realizing on such Collateral and Obligations), (iii) to the best knowledge of each Obligor, after due inquiry, there is no such strike, dispute, slowdown or work stoppage pending or threatened against any Obligor which would have a Material Adverse Effect on any Obligor or the value of the Collateral or the enforceability of the Indebtedness (including realizing on such Collateral), (iv) no labor petitions have been filed or union organizing activity conducted during the past six months pertaining to any Obligor; and (v) each Obligor's relations with such Obligor's respective employees are satisfactory.

                           5.1.21 Investment Company Act. No Obligor is an
Investment Company within the meaning of the Investment Company Act of 1940;

                           5.1.22 Public Utility Holding Company Act. No Obligor
is a Public Utility Holding Company within the meaning of the Public Utility Holding Company Act;

                           5.1.23 RICO. No Obligor has engaged in any conduct or
taken or omitted to take any action which violates RICO;

                           5.1.24 Acts of God. The business and properties of
each Obligor have not been effected by any fire, explosion, accident, drought, storm, hail, earthquake, embargo, act of God or of the public enemy, or other casualty (whether or not covered by insurance) that may have a Material Adverse Effect;

                           5.1.25 Other Agreements. No Obligor is in default in
any respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any material contract, agreement or instrument to which it is a party or by which it is bound which may have a Material Adverse Effect;

                           5.1.26 Subsidiaries. U.S. Vision owns, directly or
indirectly through the ownership of another Obligor, all of the issued and outstanding shares of the capital stock of all other Obligors. All Subsidiaries of Obligors are parties under this Agreement and Obligors have no Affiliates other than as set forth on Schedule 5.1.26;

                           5.1.27 ERISA. Each Obligor is in compliance in all
material respects with all applicable provisions of ERISA. Neither a Reportable Event nor a Prohibited Transaction has occurred and is continuing with respect to any Plan; no notice of intent to terminate a Plan has been filed, nor has any Plan been terminated; no circumstances exist that constitute grounds under
Section 4042 of ERISA entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administrate, a Plan, nor has the PBGC instituted any such proceedings; no Obligor nor any ERISA Affiliate has completely or partially withdrawn under Section 4201 or 4204 of ERISA from a Multi-Employer Plan; Obligors and each ERISA Affiliate have met their minimum funding requirements under ERISA with respect to all of their Plans and the present fair market value of all Plan assets exceeds the present value of all vested benefits under each Plan, as determined on the most recent valuation date of the Plan and in accordance with the provisions of ERISA and the regulations thereunder for calculating the potential liability of each Obligor or any ERISA Affiliate to the PBGC or the Plan under Title IV of ERISA; and no Obligor or any ERISA Affiliate has incurred any liability to the PBGC under ERISA;

                           5.1.28 Operation of Business. Each of the Obligors
possesses all material licenses, permits, franchises, intellectual property, and trade names, or rights thereto, to conduct its business substantially as now conducted and as presently proposed to be conducted, and none of the Obligors is in violation of any rights of others with respect to any of the foregoing. Nothing has come to the attention of any Obligor to the effect that (i) any product, process, method, substance, part or other material presently contemplated to be sold by or employed by it in connection with such business may infringe any patent, trademark, service mark, trade name, copyright, license or other right owned by any other Person or (ii) there is pending or, to such Obligor's knowledge, threatened any claim or litigation against or affecting it contesting its right to sell or use any such product, process, method, substance, part or other material, which infringement, claim or litigation may, in any one case, or would in the aggregate, have a Material Adverse Effect on the business, properties, assets, operations or conditions, financial or otherwise, of such Obligor;

                           5.1.29 Fiscal Year. The Fiscal Year of Obligors for
financial accounting purposes ends on January 31 of each year;

                           5.1.30 Accounts. Each Account of each Obligor arises
out of a completed, bona fide sale and delivery of goods or rendition of services by such Obligor in the ordinary course of business;

                           5.1.31 Legal Compliance.

                                    5.1.31.1 Each Obligor has complied with all
applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof, including, without limitation, the SEC, the National Stock Market ("Nasdaq") and all applicable state securities regulatory agencies (each a "Blue Sky Agency"), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, audit, or notice has been filed or commenced against any Obligor alleging any failure so to comply. No disciplinary proceeding with respect to any Obligor or any Obligor's respective officers is pending before the SEC, the Nasdaq or any Blue Sky Agency;

                                    5.1.31.2 A definitive proxy statement (the
"Proxy Statement") in connection with the merger has been filed by U.S. Vision and Holdings, with the SEC and a Schedule 13E-3 ("Schedule 13E-3") has been filed by U.S. Vision, Kayak, George E. Norcross III, William A. Schwartz, Jr., Sandra T. Norcross, Joseph J. Roberts, Jr., Indiana Pacific Capital Trust, Philip A. Norcross, George T. Gorman, and Gayle E. Schmidt with the SEC and no order preventing or suspending the use of the Proxy Statement and Schedule 13E-3 has been issued by the SEC, and the Proxy Statement and Schedule 13E-3, at the time of filing thereof, conformed in all material respects to the requirements of the Securities Exchange Act of 1934 (the "1934 Act") and the rules and regulations of the SEC thereunder, and does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. There is no action, suit, proceeding, inquiry or investigation before any court, public board, government agency, self-regulatory organization or body including, without limitation, the SEC, the Nasdaq, and any Blue Sky Agency, pending or, to the knowledge of any of the Obligors, threatened against or affecting any of the Obligors, or any of their respective directors or officers in their capacities as such. There are no facts which, if known by a potential claimant or Governmental Authority, could give rise to a claim or proceeding which, if asserted or conducted, the results would be unfavorable to any of the Obligors; and

                           5.1.32 Accuracy of Representations; No Default. The
information set forth herein and on each of the Schedules hereto, and in each of the other Loan Documents is complete and accurate in all material respects and contains full and complete disclosure of all pertinent information in connection with Obligors. None of such information contains any untrue statement of a material fact or omits to state a material fact necessary to make the information contained herein or therein not misleading or not incomplete. No Event of Default or Potential Default hereunder, or under any other Loan Document, has occurred.

         6. AFFIRMATIVE COVENANTS

                  6.1 Obligors' Covenants. So long as any portion of the Indebtedness remains outstanding and unpaid and any Obligation remains unperformed, or Lender has any obligation to extend Advances hereunder, Obligors jointly and severally covenant and agree to do each and all of the following:

                           6.1.1 Financial Statements. To furnish, cause to be
furnished, or make available for inspection and review by Lender and in form and substance satisfactory to Lender:

                                    6.1.1.1 Not later than One Hundred Twenty
(120) Days following the close of each Fiscal Year, a statement of income and expense, a statement of cash flows, and a balance sheet and notes of Obligors as at the end of such Fiscal Year (and setting forth comparative figures for the previous Fiscal Year, if any), each prepared in accordance with GAAP and accompanied by an audit report, without qualification, of an independent certified public accountant, satisfactory to Lender, in its sole and absolute discretion. Obligors shall cause to be delivered by its then regularly-engaged independent certified public accounting firm, together with the year end financial statements of Obligors, a statement from such accountant to the effect that in performing its audit of Obligors' financial statements, such accounting firm has not become aware of any Event of Default or Potential Default;

                                    6.1.1.2 not later than Forty-Five (45) Days
after the end of each Fiscal Quarter, management prepared statements of income and expense, a statement of cash flows, and a balance sheet as at the end of such Fiscal Quarter (and cumulatively for the Fiscal Year with comparative figures for the periods in the prior Fiscal Year, if any) each prepared in accordance with GAAP, subject to normal year-end accruals, except that notes to such financial statements need not be prepared;

                                    6.1.1.3 not later than Thirty (30) Days
after the end of each month, management prepared statements of income and expense and a balance sheet as at the end of each such month (and cumulatively for the Fiscal Year, with comparative figures for the periods in the prior Fiscal Year, if any) each prepared in accordance with past practices;

                                    6.1.1.4 not later than Thirty (30) Days
after the end of each Fiscal Year of Obligors, Projections of Obligors for the forthcoming four Fiscal Years, year-by-year, and for the forthcoming Fiscal Year, month-by-month;

                                    6.1.1.5 promptly upon it becoming available,
one copy of each financial statement, report, notice or statement sent by U.S. Vision to the SEC or its stockholders generally; and

                                    6.1.1.6 such data, reports, statements and
information, financial or otherwise, as Lender may request, including without limitation, monthly consolidated accounts analysis.

                                    All financial information provided by
Obligors, pursuant to this Paragraph shall be accompanied by a written statement signed by the President or Chief Financial Officer of each Obligor, stating that all information is true, correct and complete in all material respects and that (as to a statement by Obligors) Obligors have not committed nor does there exist an Event of Default or Potential Default under this Agreement or any other Loan Document;

                           6.1.2 Additional Financial Data. With reasonable
promptness furnish such additional information and data concerning the business and financial condition of Obligors, as may be reasonably requested by Lender; upon reasonable prior notice afford Lender or its agents reasonable access to the financial books and records, computer records and properties of Obligors at all reasonable times and permit Lender or its agents to make copies and abstracts of same and to remove such copies and abstracts from Obligors' premises and permit Lender or its agents the right to converse directly with the independent accounting firm then engaged by Obligors to prepare their financial statements. Obligors shall maintain their financial books and other records in accordance with GAAP;

                           6.1.3 Insurance. Maintain, or cause to be maintained
at all times, in full force and effect: (i) worker's compensation insurance, in amounts required under applicable law; (ii) general liability insurance; (iii) automobile liability insurance; (iv) business interruption insurance; (v) employee relations insurance; (vi) broad form fire, theft and extended coverage covering all of Obligors' real and personal property on a replacement basis in amounts not less than the amounts sufficient to prevent the imputation of any co-insurance provisions; and (vii) such other insurance as Lender may from time to time reasonably require. Each policy of insurance hereunder shall be in amounts satisfactory to Lender in the exercise of its reasonable credit judgment and shall be issued by a company or companies reasonably satisfactory to Lender in the exercise of its reasonable credit judgment, and Obligors shall furnish Lender with copies of each such policy. Evidence of all such policies shall be on an Acord 25 and Acord 27 certificates in form satisfactory to Lender in the exercise of its reasonable credit judgment, shall name Lender as a loss payee and additional insured, as applicable, shall have premiums prepaid for twelve
(12) months, and shall contain a provision that such policies shall not be cancelled or materially amended without at least thirty (30) days' prior written notice to Lender for any and all cancellations and/or amendments, whether monetary or non-monetary. If the insurance, or any part thereof, shall expire, or be withdrawn, or become void by reason of Obligors' breach of any condition thereof, or become void by reason of the value or impairment of the capital of any company by which the insurance may then be carried, or if for any reason whatever the insurance shall be unsatisfactory to Lender in the exercise of its reasonable credit judgment, Obligors shall, at their own expense, place new or additional insurance satisfactory to Lender in the exercise of its reasonable credit judgment;

                           6.1.4 Taxes. Cause the prompt payment and discharge
of all taxes, governmental charges and assessments levied and assessed or imposed upon any Obligor, or any of its assets, except as may be contested in good faith with adequate reserves satisfactory to Lender having been set aside therefor;

                           6.1.5 Litigation. Promptly defend all actions,
proceedings or claims which could result in a Material Adverse Effect on Obligors' business, and promptly notify Lender of the institution of, or any change in, any such action, proceeding or claim if the same is in excess of One Hundred Fifty Thousand Dollars ($150,000) for any single action, proceeding or claim and One Hundred Fifty Thousand Dollars ($150,000) in the aggregate (other than claims fully covered by insurance). In the event any order, judgment or Lien in an amount exceeding One Hundred Fifty Thousand Dollars ($150,000) is entered or filed, while any portion of the Indebtedness remains outstanding and unpaid, that has not been vacated or the execution of which has not been stayed within thirty (30) days (or immediately if a writ of execution is filed) following the entry thereof, or that is not fully covered by insurance satisfactory to Lender, Obligors shall furnish to Lender (i) a bond, satisfactory to Lender, from an independent, financially responsible corporate surety company, naming Obligors and Lender as co-payees, or (ii) establish an escrow account with Lender, in either event in an amount equal to or greater than the amount of such order, judgment or Lien, plus costs;

                           6.1.6 Maintenance of Records. Keep adequate records
and books of account, in which complete entries will be made in accordance with GAAP consistently applied, affecting all of its financial transactions;

                           6.1.7 Maintenance of Properties. Maintain, keep and
preserve all of their properties necessary or useful in the proper conduct of their business in good working order and condition, ordinary wear and tear and casualty excepted;

                           6.1.8 Notice of Events. Promptly after Obligors
become aware, give written notice to Lender of the occurrence or imminent occurrence of any event or occurrence which causes or would imminently cause:
(i) any representation or warranty made in Article 5 hereof to be untrue, incomplete or misleading in any material respect; (ii) an the occurrence of an Event of Default or Potential Default hereunder or under any other Loan Document; (iii) any Material Adverse Change, (iv) any casualty to any material property of Obligors; (v) the institution of, or the issuance of any order, judgment, decree or other process in, any litigation, investigation, prosecution, proceeding or other action by any Governmental Agency or other Person against any Obligor, that does, or could, cause a Material Adverse Change; (vi) any change in shareholders, directors or officers of Obligors, except as permitted by Paragraph 7.1.6; and (vii) the termination or amendment of the Penney's Agreement, the Sears Agreement or the Vision One Agreement;

                           6.1.9 Fiscal Year; Principal Executive Office;
Existence. Promptly notify Lender in writing of a change in the Fiscal Year of any Obligor; notify Lender at least sixty (60) days prior to a change in the location of any material portion of the Collateral or the principal executive office of any Obligor; notify Lender at least thirty (30) days prior to any corporate or entity name change of any Obligor; and maintain in good standing the corporate existence of each Obligor and all necessary foreign qualifications, where the failure to do so could constitute a Material Adverse Effect;

                           6.1.10 Compliance with Covenants under Transactional
Documents. Comply in all material respects with all covenants and agreements set forth in each of the Transactional Documents.

                           6.1.11 Business. (i) Maintain all licenses in full
force and effect where the failure to do so could constitute a Material Adverse Effect, (ii) maintain the general character of Obligors' business in the areas in which it is currently engaged, and not engage in any business unrelated to the business in which Obligors are currently engaged, (iii) continually operate that business, and (iv) maintain and comply in all material respects with all contracts and agreement with third parties, whether written or oral, promptly notifying Lender in writing of any breach, termination, rescission or modification thereof by any party thereto;

                           6.1.12 Maintain Accounts with Lender. Maintain Lender
as Obligors' primary depository for all deposit, checking or similar accounts;

                           6.1.13 Additional Security Documents. Provide Lender,
at any time and from time to time on request, with such assignments, certificates of title, or Financing

Statements, and such additional instruments or documents as Lender may, in Lender's sole and absolute discretion, deem necessary in order to perfect, protect and maintain the security interest in the Collateral granted to Lender pursuant to the terms hereof;

                           6.1.14 Operation of Business; Collection of Accounts.
Diligently operate the Obligors' business and take all reasonable commercial action to collect all Accounts in connection therewith;

                           6.1.15 Performance of Obligation. Perform, as and
when due, and pay and discharge, at or before maturity, all obligations and liabilities, except where the same may be contested in good faith by appropriate proceedings, and appropriate reserves for the accrual of any of the same shall have been established to the satisfaction of Lender;

                           6.1.16 Collateral Audits; Inspection. Permit Lender
from time to time to conduct valuations, inspections, audits and appraisals of the Collateral and, as provided in Section 3.5 hereof, pay all Lender's Costs in connection therewith.

                           6.1.17 Collateral. (i) Preserve the Collateral in
good condition and order and not permit it to be abused or misused; (ii) not allow any of the Collateral to be affixed to real estate unless such real estate is subject to a Lien in favor of the Lender; (iii) upon the request of Lender, deliver all proceeds of the Collateral to Lender immediately upon receipt in identical form received without commingling with other property; (iv) take all necessary steps to preserve the liability of Account Debtors, obligors and secondary parties whose liabilities are part of the Collateral; and (v) defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein and, in the event that Lender's security interest in Obligors' Collateral or any part thereof would be impaired by an adverse decision, allow Lender to contest or defend any such claim or demand in Obligors' name;

                           6.1.18 Payments. Pay when due (or within applicable
grace periods) all Indebtedness, rental payments and other liabilities and obligations to third Persons, except when the amount thereof is being contested in good faith, by appropriate proceedings and with adequate reserves therefore being set aside on its books. If any Obligor defaults in the payment of any principal or rental (or installment thereof) of, or interest on, any Debt for money borrowed in excess of One Hundred Fifty Thousand Dollars ($150,000) in the aggregate or rental or other obligations in excess of One Hundred Fifty Thousand Dollars ($150,000) in the aggregate, Lender shall have the right, in its sole discretion, to pay such interest, principal, rental or obligation for the account of Obligors and shall be reimbursed therefore on demand by Obligors, with interest at the Default Rate until paid;

                           6.1.19 Notice of Events with Respect to the
Transactional Documents. Notify Lender promptly upon becoming aware of (i) the occurrence of an event of default or an event which would become a default but for the giving of notice or the passage of time or both, under any of the Transactional Documents, (ii) any fact, condition or event that, with the giving of notice or passage of time, or both, could become an event of default or potential default under any of the Transactional Documents as those terms are defined therein, (iii) the failure of any Obligor to observe any of its undertakings under any of the Transactional Documents and (iv) any representation or warranty made in any of the Transactional Documents to be untrue, incomplete or misleading in any material respect. Obligors agree that immediately upon becoming aware of any development or other information outside the ordinary course of business and excluding matters of a general economic, financial or political nature which may materially and adversely affect their respective ability to perform under any of the Transactional Documents, they shall give to Lender notice specifying the nature of such development or information and such anticipated effect;

                           6.1.20 Assignment of Accounts. Upon the occurrence
and continuance of an Event of Default, execute and deliver to Lender formal written assignments of all of their Accounts weekly, which shall include all Accounts that have been created since the date of the last assignment, together with copies of invoices, invoice registers or other evidence of the sale related thereto. Obligors shall keep accurate and complete records of their Accounts and all payments and collections thereon and shall submit to Lender on a monthly basis a sales and collections report from the preceding month, in form satisfactory to Lender. On or before the last day of each month from and after the date hereof, Obligors shall deliver to Lender, in form acceptable to Lender, a detailed aged trial balance of all Accounts existing as of the last day of the preceding month, specifying the names, addresses, face value, dates of invoices and due dates for each Account Debtor obligated on an Account so listed ("Schedule of Accounts"), and, upon Lender's request therefore, make available to Lender copies of proof of delivery and the original copy of all documents, including, without limitation, repayment histories and present status reports relating to the Accounts so scheduled and such other matters and information relating to the status of then existing Accounts as Lender shall request;

                           6.1.21 Discounts, Allowances and Credits. Upon the
granting of any discounts, allowances or credits by Obligors, or any of them, that are not shown on the face of the invoice for the Account involved, promptly report such discounts, allowances or credits, as the case may be, to Lender and in no event later than the time of its submission to Lender of the next Schedule of Accounts as provided in Paragraph 6.1.2. Upon the occurrence and during the continuance of an Event of Default, Lender shall have the right, but not the obligation, to settle or adjust all disputes and claims directly with the Account Debtor and to compromise the amount or extend the time for payment of the Accounts upon such terms and conditions as Lender may deem advisable, and to charge the deficiencies, costs and expenses thereof, including attorneys' fees, to Obligors. If an Account includes a charge for any tax payable to any Governmental Agency, Lender is authorized, in its sole discretion, to pay the amount thereof to the proper Governmental Agency for the account of Obligors and to charge Obligors hereunder therefor. Obligors shall notify Lender if any Account includes any tax due to any Governmental Agency and, in the absence of such notice, Lender shall have the right to retain the full proceeds of the Account and shall not be liable for any taxes to any Governmental Agency that may be due by Obligors, or any of them, by reason of the sale and delivery creating the Account. Whether or not a Potential Default or an Event of Default has occurred, any of Lender's officers, employees or agents shall have the right, at any time or times hereafter, in the name of Lender, any designee of Lender or Obligors, to verify the validity, amount or any other matter relating to any Accounts by mail, telephone, telegraph or otherwise. Obligors shall cooperate fully with Lender in an effort to facilitate and promptly conclude any such verification process;

                           6.1.22 Collection of Accounts. In order to expedite
collection, Obligors shall (subject to the provisions below) endeavor in the first instance to make collection of its

Accounts for Lender. All remittances received by any Obligor on account of Accounts (and proceeds of all other Collateral) shall be held as Lender's property by such Obligor as trustee of an express trust for Lender's benefit (and in the Province of Quebec, as agent for the Lender) and such Obligor shall immediately deposit same, in kind, in the Lockbox or the Cash Collateral Account. Lender retains the right following the occurrence of an Event of Default, to notify Account Debtors that Accounts have been assigned to Lender and to collect Accounts directly in its own name and to charge the collection costs and expenses, including attorneys' fees to Obligors. Lender has no duty to protect, insure, collect or realize upon the Accounts or preserve rights in the Accounts;

                           6.1.23 Amount in Dispute. Other than accounts
receivable due from Penney's, Sears and Vision One, in the event any amounts due and owing in excess of Twenty Five Thousand Dollars ($25,000) are in dispute between an Obligor and any Account Debtor, and with respect to accounts due and payable from Penney's, Sears or Vision One any amounts due and owing in excess of One Hundred Thousand Dollars ($100,000), provide Lender with written notice thereof at the time of submission of the next Schedule of Accounts, explaining in detail the reason for the dispute, all claims related thereto and the amount in controversy;

                           6.1.24 Inventory Reports. Furnish Lender with
Inventory reports for all Inventory at such times as Lender may request, but at least once each Fiscal Quarter no later than thirty (30) days following the close of such Fiscal Quarter. Such reports shall be in form and detail satisfactory to Lender;

                           6.1.25 Financial Covenants. Comply with the following
Financial Covenants:

                                    6.1.25.1 Minimum Tangible Net Worth.
Maintain a minimum Tangible Net Worth, measured as of the last day of each month, of not less than (i) Seventeen Million Five Hundred Thousand Dollars ($17,500,000) for the period beginning on the Closing Date and ending on January 30, 2004; (ii) Twenty Million Five Hundred Thousand Dollars ($20,500,000) for the period beginning on January 31, 2004 and ending on January 30, 2005; (iii) Twenty-Three Million Five Hundred Thousand Dollars ($23,500,000) for the period beginning on January 31, 2005 and ending on January 30, 2006; (iv) Twenty-Six Million Five Hundred Thousand Dollars ($26,500,000) for the period beginning on January 31, 2006 and ending on January 30, 2007; and (v) Twenty-Nine Million Five Hundred Thousand Dollars ($33,000,000) for the period beginning on January 31, 2007 and thereafter;

                                    6.1.25.2 Minimum Current Ratio. Maintain a
minimum Current Ratio, measured as of the last day of each month, of not less than (i) 1.50 to 1.00 for the period beginning on January 31, 2003 and ending on January 30, 2004; and (ii) 1.75 to 1.00 for the period beginning on January 31, 2004 and thereafter;

                                    6.1.25.3 Minimum Debt Coverage Ratio.
Maintain a minimum Debt Coverage Ratio, measured on a rolling twelve-month basis as of the last day of each month, of not less than 1.25 to 1.00 for the period beginning on January 31, 2004 and thereafter;

                                    6.1.25.4 Minimum Fixed Charge Coverage
Ratio. Maintain a minimum Fixed Charge Coverage Ratio, measured on a rolling twelve-month basis as of the last day of each month, of not less than 1.00 to
1.00 for the period beginning on January 31, 2004 and thereafter;

                                    6.1.25.5 Maximum Leverage Ratio. Maintain a
Maximum Leverage Ratio, measured as of the last day of each month, of not greater than (i) 2.40 to 1.00 for the period beginning on the Closing Date and ending on January 30, 2004; (ii) 2.20 to 1.00 for the period beginning on January 31, 2004 and ending on January 30, 2005; (iii) 2.00 to 1.00 for the period beginning on January 31, 2005 and ending on January 30, 2006; (iv) 1.80 to 1.00 for the period beginning on January 31, 2006 and ending on January 31, 2007; and (v) 1.60 to 1.00 for the period beginning on January 31, 2007 and thereafter;

                                    If, however, there shall occur any changes
in any applicable laws, rules, regulations or GAAP that would affect how the Obligors calculate any of the foregoing financial covenants, the Lender shall, in its reasonable discretion, agree to adjust the financial covenants accordingly to take into account any such change in any applicable laws, rules, regulations or GAAP that would affect how the Obligors calculate any of the foregoing financial covenants.

                           6.1.26 Legal Compliance. Each Obligor shall comply
with all applicable laws, statutes, rules regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges of federal, state, local, and foreign governments (and all agencies thereof, including, without limitation, the SEC, Nasdaq, ERISA and CERCLA / RCRA) and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, audit, or notice has been filed or commenced against any of them alleging any failure so to comply. No disciplinary proceeding with respect to any Obligor or any Obligor's respective officers is pending before the SEC, the Nasdaq or any Blue Sky Agency.

                  6.2 Indemnification.

                           6.2.1 In General. Obligors hereby agree to indemnify
and to protect, defend, and hold harmless Lender and its Affiliates and participants and its or their directors, officers, employees, agents, attorneys and shareholders, from and against any and all losses, damages, expenses or liabilities of any kind or nature and from any suits, claims, or demands, including all reasonable counsel fees incurred in investigating, evaluating or defending such claim but not including any claim, loss, damage, expense or liability arising solely from Lender's gross negligence or willful misconduct, suffered by any Obligor and caused by, relating to, arising out of, resulting from, or in any way connected with this Agreement, the Notes, or the other Loan Documents and any transaction contemplated herein or therein or arising out of Obligors' businesses, including, but not limited to, claims based upon any act or failure to act by Lender in connection with this Agreement, or the other Loan Documents and any transaction contemplated herein or therein, except to the extent arising solely out of the gross negligence or willful misconduct of Lender. If Obligors shall have knowledge of any claim or liability hereby indemnified against, they shall promptly give written notice thereof to Lender. THIS COVENANT SHALL SURVIVE PAYMENT OF THE INDEBTEDNESS AND THE TERMINATION OR SATISFACTION OF THIS AGREEMENT.

                           6.2.2 Defense of Claim. Lender shall promptly give
Obligors written notice of all suits or actions instituted against Lender with respect to which Obligors have indemnified Lender, and Obligors shall timely proceed to defend any such suit or action. Lender shall also have the right, at the reasonable expense of Obligors, to participate in or, at Lender's election and at Obligors' expense, assume the defense or prosecution of such suit, action, or proceeding, and in the latter event, Obligors may employ counsel and participate therein. Lender shall have the right to adjust, settle, or compromise any claim, suit, or judgment after notice to Obligors, unless Obligors desire to litigate such claim, defend such suit, or appeal such judgment and simultaneously therewith deposit with Lender additional collateral security sufficient to pay any judgment rendered, with interest, costs, legal fees and expenses; and the right of Lender to indemnification under this Agreement shall extend to any money paid by Lender in settlement or compromise of any such claims, suits, and judgments in good faith, after notice to Obligors.

                           6.2.3 Several Actions. If any suit, action, or other
proceeding is brought by Lender against Obligors for breach of Obligors' covenant of indemnity herein contained, separate suits may be brought as causes of action accrue, without prejudice or bar to the bringing of subsequent suits on any other cause or causes of action, whether theretofore or thereafter accruing.

                  6.3 Post-Closing Compliance. Obligors agree to execute, re-execute, and to use reasonable efforts to cause any applicable third party to execute and re-execute, and to deliver to Lender any document or instrument signed in connection herewith or with any other Loan Document which was incorrectly drafted and/or signed, as well as any document or instrument which should have been signed at or prior to Closing but which was not so signed. Obligors agree to comply with any written request of Lender to cause the foregoing to be done not later than ten days after Obligors' receipt thereof, and failure by Obligors to so comply shall, at the option of Lender, constitute an Event of Default hereunder.

         7. NEGATIVE COVENANTS

                  7.1 Negative Covenants. As long as any portion of the Indebtedness shall remain outstanding and unpaid and any of the Obligations remains unperformed, or Lender has any obligation to make Advances to Borrowers hereunder, Obligors jointly and severally covenant and agree that, in the absence of prior written consent of Lender, they will not do, or permit to be done, any of the following:

                           7.1.1 Debt, Liens and Encumbrances. Incur any Debt or
Capital Lease Obligations except for Permitted Debt or create, incur, assume or permit to exist, any mortgage, Lien, pledge, charge, security interest or other encumbrance upon the Collateral, or any of their properties or assets, including, but not limited to, any real property, whether now owned or hereafter acquired, except for Permitted Liens;

                           7.1.2 Transfer of Collateral. Other than the creation
of Permitted Liens, any transfer of the Sears Agreement or the interest thereon pursuant to the Cole Documents, and sales of assets in the ordinary course of business, or as a consequence of deterioration or obsolescence, sell, enter into an agreement of sale for, convey, lease, assign, transfer, pledge, grant a security interest, mortgage or Lien in, or otherwise dispose of any Collateral;

                           7.1.3 Combination; Merger. Other than as anticipated
by the transaction Documents, enter into proceedings in total or partial liquidation; merge, combine or consolidate with or into any unaffiliated entity, or acquire all or substantially all of the assets or securities of any other Person or otherwise take any action or omit to take any action which would have a Material Adverse Effect, individually or in the aggregate, on Obligors or their business;

                           7.1.4 Subsidiaries. Create or acquire any Subsidiary
(except for a newly formed Subsidiary not for the purpose of acquiring an existing business and provided that the Subsidiary executes all instruments and documents in form and substance satisfactory to Lender joining in this Agreement, the Notes, and all other Loan Documents designated by Lender, after which such Subsidiary will be a "Borrower" hereunder);

                           7.1.5 Nature of Operations. Substantially change the
nature or operations of their business as conducted on the date hereof;

                           7.1.6 Ownership/Management. Make any material change
in the executive management of Obligors or materially change Obligors' corporate structure, or beneficial or legal ownership of the Obligors, including, but not limited to, any change in the shareholders, or their respective interests, except any transfers by any shareholder of any Obligor as of the date hereof to
(a) any Person that has an equity or other ownership interest in any shareholder of any Obligor as of the date hereof; (b) any dependent of any shareholder of any Obligor as of the date hereof or a trust formed for the benefit of any such dependent of any shareholder of any Obligor as of the date hereof of, in any of the Obligors;

                           7.1.7 Penney's Agreement; Sears Agreement; Vision One
Agreement. Amend or terminate the Penney's Agreement, the Sears Agreement (except in accordance with the provisions of the Cole Documents) or the Vision One Agreement without the consent of Lender, which consent will not be unreasonably withheld; provided, however, that the Penney's Agreement, the Sears Agreement or the Vision One Agreement may be terminated if the Obligors replace the customer party to such agreement with another customer satisfactory to Lender, in Lender's sole and absolute discretion, on terms satisfactory to Lender, in Lender's sole and absolute discretion;

                           7.1.8 Transactional Documents. Amend in any material
respect or terminate any of the Transactional Documents;

                           7.1.9 Margin Stock. Use any part of the proceeds of
the Loan to purchase or carry, or to reduce, retire or refinance any credit incurred to purchase or carry, any margin stock (within the meaning of Regulations O, T, U and X of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any margin stock. If requested by Lender, Obligors will furnish Lender statements in conformity with the requirements of Federal Reserve Form U-1 referred to in said regulation;

                           7.1.10 Transactions with Affiliates. Enter into any
transaction or transactions with any Affiliate for less than full value or on terms or conditions less favorable than could be obtained in an arm's length transaction with a third party or make any loan or advance to, or guaranty any obligation of Debt of, any Affiliate; provided, however, that, notwithstanding the foregoing: (i) Borrowers may not make loans to (a) Optik Pro in an aggregate amount at any time outstanding in excess of One Million Five Hundred Thousand Dollars ($1,500,000); or (b) Health in an aggregate amount at any time outstanding in excess of Three Hundred Thousand Dollars ($300,000);
(ii) any loan by Borrowers to either Optik Pro or Health shall be evidenced by a Guarantor's Note payable to Borrowers; and (iii) each such Guarantor's Note shall be endorsed to Lender and delivered to Lender.

                           7.1.11 Environmental Matters. Use, generate, treat,
transport, store, dispose of, or otherwise introduce any Hazardous Material into or on any real property owned, leased or occupied by any Obligor, or cause, suffer, allow, or permit anyone else to do so, in violation of any applicable statute, law, ordinance rule or regulation;

                           7.1.12 Dividends; Distribution. Declare, or make
payment of, any dividend or any distribution to any shareholder of any Obligor in respect of any capital stock of any Obligor; provided, however, that notwithstanding the foregoing, Obligors may make interest distributions, if any, payable in connection with the Obligor's preferred stock so long as (i) no Event of Default has occurred hereunder, and (ii) the payment thereof would not cause a violation of any of the Financial Covenants;

                           7.1.13 Change in Location of Collateral. Change any
location of any Collateral, other than in the ordinary course of business, without giving the Lender prior written notice;

                           7.1.14 Conduct of Business. Conduct any business
under any other name or entity, other than those listed on Schedule 5.1.4(ii) hereto;

                           7.1.15 Leases. Other than leases for Obligors' retail
store facilities, create, incur, assume or suffer to exist any obligation as lessee for the rental or hire of any real or personal property where the annual monetary obligations per such lease would exceed the lesser of Two Hundred Fifty Thousand Dollars ($250,000);

                           7.1.16 Sale and Lease Back. Sell, transfer or
otherwise dispose of any material real or personal property to any Person and thereafter directly or indirectly lease back the same or similar property;

                           7.1.17 Investments. Make any loan or advance to any
Person or purchase or otherwise acquire any capital stock, obligations or other securities of, make any capital contribution to, or otherwise invest in or acquire any interest in any Person in an aggregate amount in excess of One Hundred Thousand Dollars ($100,000) annually;

                           7.1.18 Guaranties. Other than the Guaranty and Surety
Agreements of Guarantors, assume, guarantee, endorse or otherwise be or become directly or contingently liable for obligations of any Person, other than Guaranties for the benefit of operating Affiliates of Obligors, provided that
(i) the extension of such Guaranties would not cause Obligors to violate any of the Financial Covenants; (ii) such Guaranties are unsecured and the obligations thereunder are subordinated to the Obligations of the Borrower to Lender hereunder and under the other Loan Documents; and (iii) such Guaranties do not exceed an aggregate amount greater than Twenty-Five Thousand Dollars ($25,000) annually;

                           7.1.19 Fiscal Year. Change their Fiscal Year;

                           7.1.20 Accounting Methods. Unless required by
applicable law or GAAP and upon prior written notice thereof to Lender, make or consent to a material change in the manner in which the business of Obligors is conducted or in Obligors' method of accounting, as applicable;

                           7.1.21 Capital Expenditures. Incur any capital
expenditures in any Fiscal Year in excess of the lesser of Seven Million Dollars ($7,000,000) in the aggregate; and

                           7.1.22 Stock. Sell, encumber or otherwise dispose of
any shares of capital stock of any Subsidiary.

         8. DEFAULT

                  8.1 Events of Default. The occurrence of any one or more of the following events, conditions or states of affairs, shall constitute an "Event of Default" hereunder, under the Notes and under each of the other Loan
Documents:

                           8.1.1 Failure by Obligors to pay any of the
Indebtedness, or any portion thereof when the same becomes due;

                           8.1.2 Failure by any Obligor to pay any Lender's
Costs when the same shall be due, and such failure continues within ten days following written demand therefor;

                           8.1.3 Failure by Obligors to be in compliance with
any Financial Covenant.

                           8.1.4 Other than as contemplated by Paragraphs 8.1.1,
8.1.2 and 8.1.3 above, the failure by any Obligor to observe or perform any other agreement, condition, undertaking or covenant in (i) this Agreement, the Notes, or any other Loan Document, or in any other agreement by and between any Obligor and Lender, provided the Obligors have not cured the same within twenty
(20) days following written notice thereof from Lender, or (ii) any other material agreement, lease, mortgage, note or other obligation to which Obligors are a party or by which Obligors are bound, the failure of which, taken as a whole, causes a default thereunder and could have a Material Adverse Effect on Obligors;

                           8.1.5 Any material representation or warranty of
Obligors made in this Agreement or any other Loan Document or any statement or information in any report, certificate, financial statement or other instrument made by Obligors in connection with making this Agreement, the establishment of the Loans or in compliance with the provisions hereof or any other Loan Document shall have been false or misleading in any material respect when so made, deemed made or furnished;

                           8.1.6 The occurrence of any Material Adverse Effect;

                           8.1.7 Any Obligor discontinues its business
operations or materially changes the nature of its business;

                           8.1.8 (i) Any Reportable Event which Lender
determines to constitute grounds for the termination of any Plan by the PBGC or for the appointment by any United States District Court of a trustee to administer or liquidate any Plan; (ii) the termination of any Plan described in either Section 414(j) or Section 414(k) of the Internal Revenue Code, the present value of whose benefits that may be guarantied under Title IV of ERISA exceeds by more than One Hundred Thousand Dollars ($100,000) the amount of Plan assets allocable to such benefits; (iii) the appointment by any United States District Court of a trustee to administer any Plan; (iv) the institution by the PBGC of proceedings to terminate any Plan; (v) the failure by any Obligor or any member of any Controlled Group to meet the minimum funding standards established in Section 302 of ERISA; or (vi) the assertion of any claim of, or demand for, withdrawal liability in excess of One Hundred Thousand Dollars ($100,000) under ERISA by any multi-employer pension plan to which any Obligor or any member of its Controlled Group heretofore contributed or currently contributes;

                           8.1.9 The Penney's Agreement, the Sears Agreement or
the Vision One Agreement shall terminate for any reason or, material adverse change in the relationship between Obligors and Penney's, Obligors and Sears, or Obligors and Vision One shall have occurred, other than pursuant to the exercise by Cole National or Cole Vision of any rights under the Cole Documents;

                           8.1.10 The occurrence of any event of default under
any of the Transactional Documents.

                           8.1.11 Any Obligor shall become insolvent or unable
to pay its debts as they mature, or file a voluntary petition or proceeding seeking liquidation, reorganization or other relief with respect to itself under any provision of the Bankruptcy Code or any state bankruptcy or insolvency statute, or make an assignment or any other transfer of assets for the benefit of its creditors, or apply for or consent to the appointment of a receiver for its assets, or suffer the filing against its property of any attachment or garnishment or take any action to authorize any of the foregoing, or an involuntary case or other proceeding shall be commenced against any Obligor seeking liquidation, reorganization or other relief with respect to its debts under the Bankruptcy Code or any other bankruptcy, insolvency or similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of its or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days (it being understood that no delay period applies with respect to any default arising under this Section by reason of the filing of a voluntary petition by any Obligor under the Bankruptcy Code or any state bankruptcy or insolvency statute or the making of an assignment or other transfer of assets for the benefit of Obligors' creditors or by reason of any Obligor applying for or consenting to the appointment of a receiver for any Obligor's assets); or an order for relief shall be entered against any Obligor under any provision of the Bankruptcy Code or any state bankruptcy or insolvency statute as now or hereafter in effect;

                           8.1.12 Entry of a final judgment or judgments against
any Obligor by a court of law not fully covered by insurance in an amount exceeding One Hundred Fifty Thousand Dollars ($150,000) in any single instance or an aggregate of Three Hundred Thousand Dollars ($300,000) outstanding at any one time, enforcement of which judgment or judgments has not been stayed, bonded or dismissed within forty-five days after entry (so long as no execution with respect to such judgment has been commenced);

                           8.1.13 Except for Permitted Liens, imposition of any
Lien or series of Liens against any Obligor or any of the Collateral whether by operation of law or by consent;

                           8.1.14 Other than Permitted Liens, Lender's Lien in
any of the Collateral shall cease to constitute a first Lien on the Collateral or otherwise cause to be in full force and effect, or the validity or enforceability thereof shall be contested by any Obligor, or any Obligor shall deny that it has any further Liability or Obligation under any of the Loan Documents, and the foregoing has or would have a Material Adverse Effect on any Obligor; and

                           8.1.15 Lender believes, in good faith, subject only
to its own business judgment, that the prospect of any payment or performance of any obligation hereunder is, or shall be impaired.

                  8.2 Remedies upon an Event of Default. Upon the occurrence and continuation of an Event of Default, the Lender may by notice to the Obligors:

                           8.2.1 Forthwith suspend all future Advances and
declare all Indebtedness to be immediately due and payable, without protest, demand or other notice (which are hereby expressly waived by Obligors) and, in addition to the rights specifically granted hereunder or now or hereafter existing in equity, at law, by virtue of statute or otherwise (each of which rights may be exercised at any time and from time to time), Lender may exercise the rights and remedies available to Lender at law or in equity or under this Agreement, the Notes, and any of the other Loan Documents or any other agreement by and between any Obligor and Lender in accordance with the respective provisions thereof;

                           8.2.2 Have all the rights of a secured creditor under
the Uniform Commercial Code as enacted in the State of New Jersey in any other jurisdiction in which any Collateral is located and in any other jurisdiction in which any Obligor was organized;

                           8.2.3 Receive payment from Obligors, as part of the
Indebtedness and Obligations hereby secured, all of the Lender's Costs, with per annum interest on all of the same at highest Line Interest Rate plus three percent (3%), from and after demand for the payment thereof until paid;

                           8.2.4 (i) receive, open and dispose of all mail
addressed to such Obligor, to notify the post office authorities to change the address for delivery of mail addressed to such Obligor to such address as Lender may designate; (ii) endorse the name of Obligors on any notes, acceptances, checks, drafts, money orders or other evidences of payment or proceeds of the Collateral that may come into Lender's possession; (iii) sign the name of Obligors on any invoices, documents, drafts against and notices to Account Debtors of Obligors, assignments and request for verification of accounts; (iv) execute proofs of claim and loss; (v) execute any endorsements, assignments or other instruments of conveyance or transfer; (vi) adjust and compromise any claims under insurance policies; (vii) execute releases; (viii) collect the Accounts; (ix) notify Account Debtors to make payments directly to Lender; and
(x) do all other acts and things necessary and advisable in the sole discretion of Lender to carry out and enforce this Agreement. All acts of said attorney or designee are hereby ratified and approved and said attorney or designee shall not be liable for any acts of commission or omission, nor for any error of judgment or mistake of fact or law. Each of these powers of attorney being coupled with an interest is irrevocable while any of the Indebtedness shall remain unpaid or Lender has any obligations to make Advances hereunder; and

                           8.2.5 (i) require Obligors at Obligors' expense, to
assemble the Collateral and make it available to Lender at the place or places to be designated by Lender; (ii) have the right to sell such Collateral at one or more public or private sales (the requirement of reasonable notice of the time and place of disposition of such Collateral by Lender shall be conclusively met if such notice is personally delivered, delivered by overnight courier, facsimilied or mailed to Obligors' address as specified in this Agreement at least ten days before the time of the sale or disposition); (iii) bid upon and purchase any or all of such Collateral at any public sale thereof; and
(iv) dispose of all or any part of such Collateral from time to time, and upon such terms and conditions, including a credit sale, as it determines in its sole discretion.

                  8.3 Application of Proceeds. Any cash proceeds of sale, lease or other disposition of the Collateral upon an Event of Default shall be applied in the following order:

                           8.3.1 At Lender's sole discretion, to pay part, any
or all of any Obligations including, but not limited to, Lender's Costs, interest, and/or principal; and

                           8.3.2 Any surplus then remaining to Obligors or
whomever may be lawfully entitled thereto.

                  8.4 Set-Off Rights Upon Default. In addition to all Liens and rights of set-off against Obligors' money, securities or other property given to Lender by law, Obligors acknowledge and agree that Lender, in addition to any remedies set forth above, shall have the right at any time and from time to time upon the occurrence and during the continuation of an Event of Default, without notice to Obligors, to the extent permitted by law (any such notice being expressly waived by Obligors) and to the fullest extent permitted by applicable Rules, to set off, to exercise any banker's lien or any right of attachment or garnishment and apply any and all balances, credits, deposits (general or special, time or demand, provisional or final), accounts or monies at any time held by Lender and other indebtedness at any time owing by Lender to or for the account of Obligors against any and all Indebtedness or other Obligations of Obligors, now or hereafter existing under this Agreement, the Notes or any other Loan Document, regardless of whether Lender shall have made any demand hereunder or thereunder. Every such right of set-off shall be deemed to have been exercised immediately upon the occurrence of an Event of Default without any action by Lender, although Lender may enter such set-off on its books and records at a later time.

                  8.5 Singular or Multiple Exercise; Non-Waiver. The remedies provided herein and in the other Loan Documents or otherwise available to Lender at law or in equity and any powers of attorney therein contained shall be cumulative and concurrent, and may be pursued singly, successively or together at the sole discretion of Lender, and may be exercised as often as occasion therefor shall occur; and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release of the same.

                  8.6 Discontinuance of Remedies. In the event that Lender shall have proceeded to enforce any right under this Agreement and such proceedings shall have been discontinued or abandoned for any reason, then and in every such case, the rights, remedies and obligations of the parties hereto shall remain in full force and effect.

                  8.7 Cumulative Remedies. No delay or omission of Lender to exercise any right or power arising under this Agreement, the Notes, any Loan Documents or from any Event of Default or Potential Default shall exhaust or impair any such right or power or prevent its exercise during the continuance of any other Event of Default or Potential Default. No waiver by Lender of any Event of Default, whether such waiver be full or partial, shall extend to or be taken to effect any subsequent Event of Default, or to impair the rights resulting therefrom except as may otherwise be provided herein. The remedies provided in the Loan Documents are cumulative and are not exclusive of any remedies provided by law.

                  8.8 Judgments. Obligors agree that, with respect to any judgments which may be entered against any Obligor by or on behalf of Lender:
(i) if for the purpose of obtaining judgment in any court it is necessary to convert all or any part of a sum due hereunder in Dollars into Canadian Dollars, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which, in accordance with normal banking procedures, the Lender could purchase Dollars with Canadian Dollars on the Business Day immediately preceding the day on which any such judgment, or any relevant part thereof, is paid or otherwise satisfied; and (ii) the obligation of the Obligors in respect to any sum due hereunder in Dollars shall, notwithstanding any judgment in Canadian Dollars, be discharged only to the extent that on the Business Day following receipt by Lender of any sum adjudged to be so due in Canadian Dollars, the Lender may, in accordance with normal banking procedures, purchase Dollars with Canadian Dollars. If the amount of Dollars so purchased is less than the sum originally due to the Lender in Dollars, the Obligors shall, as a separate obligation and notwithstanding any such judgment, indemnify the Lender against such loss, and if the amount of Dollars so purchased exceeds the sum originally due to the Lender, the Lender shall remit such excess to the Obligors so long as no other Indebtedness or Lenders' Costs are outstanding hereunder.

         9. MISCELLANEOUS

                  9.1 Notices. Any notice or other communication hereunder or under any of the Loan Documents by one party to another shall be in writing and shall be deemed to have been validly given upon receipt if by hand delivery, overnight delivery or facsimile with evidence of transmission receipt, to the addresses as follows:

If to any Obligor:                                           With a copy to:

U.S. Vision, Inc.                                            Ballard Spahr Andrews & Ingersoll, LLP
Attn: William Schwartz,                                      Attn: Gerald J. Guarcini, Esquire
Chief Executive Officer                                      1735 Market Street
1 Harmon Drive                                               Philadelphia, PA 19103
Glen Oaks Industrial Park                                    E-mail: guarcini@ballardspahr.com
Glendora, NJ 08029                                           Phone: (215) 864-8625
E-mail: ws@usvision.com                                      Fax: (215) 864-9181
Phone: (856) 228-1000
Fax: (856) 232-1848                                          and

                                                             Sayles, Lidji & Werbner
                                                             Attn: Brian M. Lidji, Esquire
                                                             4400 Renaissance Tower
                                                             1201 Elm Street
                                                             Dallas, TX 75270
                                                             E-mail: blidji@slw.com
                                                             Phone: (214) 939-8702
                                                             Fax: (214) 939-8787

If to Bank:                                                  With a copy to:

Commerce Bank, N.A.                                          Schnader Harrison Segal & Lewis LLP
Attn: Gerard L. Grady,                                       Walter B. Ferst, Esquire
Vice President                                               1600 Market Street, 36th Floor
1701 Route 70 East                                           Philadelphia, PA 19103
Cherry Hill, NJ 08034                                        E-mail: wferst@schnader.com
Phone: (856) 751-7519                                        Phone: (215) 751-2370
Fax: (856) 751-6894                                          Fax: (215) 751-2205

                  9.2 Integration. This Agreement and the other Loan Documents shall be construed as one agreement; in the event of any inconsistency, this Agreement shall control over any other Loan Document.

                  9.3 Amendment; Modification. Modifications or amendments of or to the provisions of this Agreement or any other Loan Document shall be effective only if set forth in a written instrument signed by Lender and any other party sought to be bound thereby.

                  9.4 Survival. The terms of this Agreement and all agreements, representations, warranties and covenants made by Obligors in any other Loan Document shall survive the issuance and payment of the Notes and all sums due hereunder and shall continue so long as any portion of the Indebtedness shall remain outstanding and unpaid; provided, however, that the covenants set forth in Sections 6.2 (with respect to indemnification), 9.7, 9.10 and 9.11 (with respect to damages, jurisdiction, venue and jury trial) hereof shall survive the payment of the Indebtedness and the termination of this Agreement. Obligors hereby acknowledge that Lender has relied upon the foregoing in making available the Loan.

                  9.5 Closing. Closing hereunder shall occur on October 30, 2002 at the offices of Schnader Harrison Segal & Lewis LLP, 1600 Market Street, Suite 3600, Philadelphia, Pennsylvania 19103 or at such other time and place as the parties hereto may determine.

                  9.6 Successors and Assigns; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and the respective successors and assigns of the parties hereto; provided, however that Obligors may not assign this Agreement, or any rights or duties arising hereunder, without the express prior written consent of Lender, which may be withheld by Lender in its sole and absolute discretion, and Lender may assign all or any part of its rights or duties hereunder without the consent of Obligors.

                  9.7 Joint and Several Obligations. Each Borrower is jointly and severally obligated under this Agreement, the Notes and each of the other Loan Documents.

                  9.8 CERTAIN WAIVERS. NEITHER LENDER NOR ANY ATTORNEY OF LENDER SHALL BE LIABLE TO OBLIGORS OR ANY AFFILIATE FOR CONSEQUENTIAL DAMAGES ARISING FROM ANY BREACH OF CONTRACT, TORT OR OTHER WRONG RELATING TO THE ESTABLISHMENT, ADMINISTRATION OR COLLECTION OF THE OBLIGATIONS RELATING IN ANY WAY TO THIS AGREEMENT, THE NOTES OR ANY OF THE OTHER LOAN DOCUMENTS OR THE ACTION OR INACTION OF ANY SUCH PERSONS UNDER ANY ONE OR MORE PROVISIONS HEREOF OR THEREOF. IN THE EVENT LENDER SEEKS TO TAKE POSSESSION OF ANY OR ALL OF THE COLLATERAL BY COURT PROCESS OR OTHER METHOD AVAILABLE UNDER THE LAW, OBLIGORS IRREVOCABLY WAIVE ANY BOND OR ANY SURETY OR SECURITY RELATING THERETO REQUIRED BY ANY STATUTE, COURT RULE OR OTHERWISE AS AN INCIDENT TO SUCH POSSESSION AND WAIVES ANY DEMAND FOR POSSESSION PRIOR TO THE COMMENCEMENT OF ANY SUIT OR ACTION TO RECOVER WITH RESPECT THERETO. OBLIGORS FURTHER WAIVE THE BENEFIT OF ALL VALUATION, APPRAISEMENT AND EXEMPTIONS LAWS.

                  9.9 Releases. Each Obligor acknowledge that it has been represented by competent counsel in connection with the transactions contemplated hereby and has been fully advised by such counsel of the full range of rights and Obligations possessed by Obligors and undertaken and received pursuant to the terms of this Agreement and the other Loan Documents and, specifically, the provisions of this Agreement and the other Loan Documents. Obligors hereby knowingly and, after consultation with counsel, freely acknowledge and agree that they do not now have nor do they know of any basis for any claim in tort, contract or otherwise against Lender for breach of any of the terms of any of the Loan Documents. Obligors acknowledge and agree that this Agreement and the other Loan Documents were negotiated, executed and delivered freely and with full and informed knowledge of the consequences of this Agreement and the other Loan Documents and that they have executed this Agreement and the other Loan Documents without duress, and that Lender has proceeded in a commercially reasonable manner in light of all of the facts and circumstances surrounding the transactions that are the subject of this Agreement and the other Loan Documents.

                  9.10 Governing Law. This Agreement shall be construed and enforced in accordance with the internal laws of the State of New Jersey with respect to contracts to be entered into and performed within the State of New Jersey.

                  9.11 CONSENT TO JURISDICTION AND VENUE. IN ANY LEGAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE RELATIONSHIP EVIDENCED HEREBY, EACH OF THE OBLIGORS HEREBY IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF ANY STATE COURT LOCATED IN THE STATE OF NEW JERSEY, IN ANY COUNTY IN WHICH LENDER HAS AN OFFICE OR BRANCH, AND ANY UNITED STATES COURT, AND AGREES NOT TO RAISE ANY OBJECTION TO SUCH JURISDICTION OR TO THE LAYING OR MAINTAINING OF THE VENUE OF ANY SUCH PROCEEDING. EACH OF THE OBLIGORS AGREES THAT SERVICE OF PROCESS IN ANY SUCH PROCEEDING MAY BE DULY EFFECTED UPON SUCH OBLIGOR BY MAILING A COPY THEREOF, BY REGISTERED MAIL, POSTAGE PREPAID OR BY HAND DELIVERY OR A NATIONALLY RECOGNIZED OVERNIGHT DELIVERY SERVICE, TO EACH PARTY THERETO.

                  9.12 WAIVER OF JURY TRIAL. EACH OF THE OBLIGORS AND LENDER HEREBY WAIVE TRIAL BY JURY IN ANY LEGAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE RELATIONSHIP EVIDENCED HEREBY OR THEREBY. EACH OF THE OBLIGORS ACKNOWLEDGES THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER TO ENTER INTO, ACCEPT AND RELY UPON THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

                  9.13 Gender. All references to any gender, including the neuter gender, shall be deemed to incorporate all other genders.

                  9.14 Public Announcement. Lender may announce and publicize the existence of this Agreement and the extension of credit by Lender to Obligors, in such media as Lender may, in its sole discretion, from time to time determine.

                  9.15 Relationship of Parties. The relationship of Lender and Obligors will at all times be that of creditor and obligor. Nothing herein shall be deemed or construed to confer upon the parties any other relationship including, but not limited to, any relationship of a partnership or joint venture.

                  9.16 Entire Agreement. This Agreement (including the Exhibits and Schedules hereto) and the other Loan Documents constitute the entire agreement and understanding between the parties hereto relating to the subject matter hereof and supersede all prior oral or written understandings.

                  9.17 Severability. The invalidity, illegality or unenforceability in any jurisdiction of any provision in or obligation under this Agreement, the Notes or the other Loan

Documents shall not affect or impair the validity, legality or enforceability of the remaining provisions or obligations thereunder in any other jurisdiction.

                  9.18 Excess Payments. If Obligors shall pay any interest under the terms of the Notes at a rate higher than the maximum rate allowed by applicable law, then such excess payment shall be credited as a payment of principal first to Lender's Costs, then to the Line of Credit, unless Obligors notify Lender in writing to return the excess payment to Obligors.

                  9.19 Partial Invalidity. If any provision of this Agreement shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, but this Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

                  9.20 Compliance with Rules. Lender shall not be required by operation or effect of any provision of this Agreement to violate any statute or regulation under state or federal law, including all Rules.

                  9.21 Headings. The heading of any Article, Section, Paragraph or Clause contained in this Agreement is for convenience of reference only and shall not be deemed to amplify, limit, modify or give full notice of the provisions thereof.

                  9.22 Counterparts. This Agreement may be signed in counterparts each of which shall be deemed to be an original and all of which together shall constitute one and the same agreement.

                  9.23 Retention of Documents. Unless otherwise provided herein, any documents, schedules, invoices or other papers delivered to Lender may be destroyed or otherwise disposed of by Lender six months after they are delivered to or received by Lender, unless Obligors request the return of such documents, schedules, invoices or other papers and makes arrangements, at Obligors' expense, for their return.

                  9.24 Limitations of Obligations of the Obligors. Notwithstanding the definition of "Obligations" herein, to the extent required to make the Obligations of a Borrower fully enforceable, the liability of such Borrower shall be limited to an amount equal to: (i) the lowest amount that would not render all or a portion of such Borrower's joint and several liabilities, if any, with respect to such Obligations void, voidable or unenforceable against such Borrower's creditors or creditor's representatives under any applicable fraudulent conveyance, fraudulent transfer or similar act or under Section 544 or 548 of the Bankruptcy Code of 1978, as amended, minus
(ii) One ($1.00) Dollar.

                  9.25 Cole Documents. Lender acknowledges receipt of a copy of each of the Cole Documents, and understands that Cole National, Cole Vision, or one or more Affiliates of either of the foregoing may exercise certain rights to purchase certain leases or assets constituting the Sears Agreement. The Lender hereby covenants and agrees that, provided Lender has been given reasonable assurances that all proceeds payable in connection with the exercise of the option thereunder (other than amounts permitted to be set-off under the Cole
Note) will be paid directly to Lender as contemplated by Paragraph 2.2.7 hereof, upon receipt of written notification from Cole National that it or one or more Affiliates of Cole National is exercising all or any rights under the Cole Documents with respect to the Sears Assets or Sears Leases (as defined in the Cole Documents), the Lender will release its security interest in the Sears Assets or Sears Leases and will execute and deliver to Cole National a proper instrument or instruments and will duly assign, transfer and deliver to Cole National such part of the Collateral as may be in the possession of the Lender.

                  9.26 Agreement in English. Optik Pro hereby declares having expressly required that this Agreement, the Movable Hypothec, the Guaranty and Surety Agreement of Optik Pro and all other documents, agreements and notices related thereto be drafted in the English language. Optik Pro declare et reconnait avoir expressement requis que ce contrat de pret et tous les autres documents, conventions ou avis qui sont afferent soient rediges en langue anglaise.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, intending to be legally bound hereby, Obligors and Lender have executed this Agreement under seal, intending to be legally bound hereby, the day and year first above written.

BORROWERS / OBLIGORS:                        GUARANTORS / OBLIGORS:


U.S. VISION, INC.                            9072-8411 QUEBEC, INC.
                                             d/b/a "Optik Pro Baie 2000"


By:      /s/                                 By:      /s/
         -------------------------------              --------------------------
         Carmen J. Nepa III,                          Carmen J. Nepa III,
         Senior Vice President and                    Senior Vice President and
         Chief Financial Officer                      Chief Financial Officer


STYL-RITE OPTICAL MFG.  CO., INC.           HEALTH EYE CARE STATISTICS, INC.


By:      /s/                                 By:      /s/
         -------------------------------              --------------------------
         William A. Schwartz, Jr.,                    William A. Schwartz, Jr.,
         President                                    President


USV OPTICAL, INC.                                    COMMERCE BANK, N.A.


By:      /s/                                 By:      /s/
         -------------------------------              --------------------------
         Carmen J. Nepa III,                          Gerard L. Grady,
         Senior Vice President and                    Vice President
         Chief Financial Officer


U.S. VISION HOLDINGS, INC.


By:      /s/
         -------------------------------
         Carmen J. Nepa III,
         Chief Financial Officer

                                    EXHIBIT A

                                   DEFINITIONS


                  "Accounts" means all rights of a Person to receive payment for the sale, lease, or provision of goods and services, Health-Care-Insurance Receivables and all other rights to receive the payment of money, whether or not earned by performance, shown on the financial reports of such Person as gross accounts receivable, or otherwise, all as determined in accordance with such Person's financial policies consistently applied and in conformity with GAAP.

                  "Account Debtor" means the Person or Persons obligated under or on account of an Account.

                  "Acquisition Documents" means the Agreement and Plan of Merger, the Proxy Statement and the Schedule 13E-3.

                  "Advance" means any advance of funds under the Line by Lender to Borrowers.

                  "Affiliate" means and refers to, as applied to any Person, any other Person directly or indirectly controlling, or through one or more Persons controlled by, or in common control with, that Person. "Control" (including with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and/or policies of that Person, whether through the ownership of voting securities, by contract, or otherwise.

                  "Agreement" means this Loan and Security Agreement, as it may be amended, restated or otherwise modified and in effect from time to time.

                  "Agreement and Plan of Merger" has the same meaning ascribed thereto in the preamble to this Agreement.

                  "All Assets" means, for any Person, all Accounts; all of such Person's deposit accounts with Lender; all contents of the Lockboxes (as defined below); Cash Collateral Accounts; As-Extracted Collateral; Chattel Paper; Commercial Tort Claims; Consignments; Contracts; Documents; Encumbrance(s); Equipment; Inventory (including, but not limited to, all returned or rejected merchandise); Fixtures; Instruments; Leases, Investment Property, General Intangibles, including, without limitation, all intellectual property of every kind and nature; Letter-of-Credit Rights; and all Supporting Obligations. Any capitalized term used in this paragraph without definition herein shall have the meaning ascribed thereto in Article 9 of the UCC.

                  "Applicable Law" means all applicable provisions of constitutions, laws, statutes, ordinances, rules, treaties, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Agencies and all orders and decrees of all courts and arbitrators.

                  "Bankruptcy Code" means Title 11 of the United States Code as now or hereafter in effect, or any successor statute.

                  "Borrowers' Collateral" shall have the meaning ascribed thereto in Paragraph 3.1.1.

                  "Business Day" means any day other than a Saturday, Sunday or day on which banking institutions in New Jersey are required by law or regulation to close.

                  "Canadian Collateral Documents" means the following: (i) the Guaranty and Surety Agreements of the respective Guarantors; (ii) the General Security Agreement; (iii) the Movable Hypothec; and (iv) the Guarantor's Note.

                  "Canadian Dollars" means the lawful money of Canada.

                  "Capital Expenditures" means expenditures made, or liabilities incurred, for the acquisition of any fixed assets or improvements, replacements, substitutions or additions thereto which have a useful life of more than one year and otherwise confirm with the provisions of GAAP, including the direct or indirect acquisition of such assets by way of increased product or service charges, offset items or otherwise, and all Capital Lease Obligations.

                  "Capital Lease" means any lease of property (real, personal or mixed) which, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of a Person.

                  "Capital Lease Obligations" means the aggregate amount of a Person's obligations under all of such Person's Capital Leases.

                  "Cash" means money, currency or a credit balance in a Deposit Account.

                  "Cash Collateral Account" has the meaning ascribed thereto in
Section 3.2.

                  "Cash-Out" means the consideration that each current shareholder and option holder of U.S. Vision stock will be entitled to receive pursuant to Section 2.2 of the Agreement and Plan of Merger.

                  "CERCLA / RCRA" means the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, and the Resource Conservation Recovery Act of 1976, as amended.

                  "Closing" and "Closing Date" mean the date hereof.

                  "Cole Agreement" means that certain agreement as of even date herewith among Cole National, Cole Vision and U.S. Vision.

                  "Cole Documents" means each of: (i) the Cole Note; (ii) the Cole Agreement; (iii) the Vision One Agreement; and (iv) the Cole Subordination Agreement.

                  "Cole National" means Cole National Corporation, a Delaware corporation.

                  "Cole Note" means that certain Promissory Note of even date herewith of Borrowers in favor of Cole National in the original principal amount of Four Million Dollars ($4,000,000).

                  "Cole Subordination Agreement" means that certain Subordination Agreement of even date herewith by and between Lender and Cole.

                  "Cole Vision" means Cole Vision Corporation, a Delaware corporation.

                  "Collateral" means Borrowers' Collateral and Guarantors' Collateral.

                  "Collections" shall mean, with respect to any Account, all cash collections and other cash proceeds of such Account including, without limitation, all payments by the Account Debtor in respect of such Account and all cash proceeds of any related security with respect to such Account.

                  "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

                  "Controlled Group" has the meaning given to such term in ERISA.

                  "Current Assets" has the meaning ascribed thereto by GAAP.

                  "Current Liabilities" has the meaning ascribed thereto by GAAP.

                  "Current Ratio" means, as of any date, the ratio of: (i) the aggregate Current Assets of Obligors to (ii) the aggregate Current Liabilities of Obligors, all as determined in accordance with GAAP.

                  "Debt" has the meaning ascribed thereto by GAAP.

                  "Debt Coverage Ratio" means, as of any date, the ratio of: (i) Obligors' consolidated EBITDA for the Twelve Month Period ending on such date to
(ii) the sum of consolidated Debt Service and Tax Expense of the Obligors for such Twelve Month Period.

                  "Debt Service" means for any Twelve Month Period the sum of
(i) principal payments maturing during such Twelve Month Period on Debt, and
(ii) interest expense on Debt (gross, not net of interest income) paid, payable or otherwise accrued during such Twelve Month Period.

                  "Deposit Account" means a demand, time, savings, passbook or like account with a federally insured bank or savings and loan association, other than an account evidenced by a negotiable certificate of deposit.

                  "Designated Officer" means Gerard L. Grady, Vice President, or any other person designated in writing by Lender as its representative for the purpose of receiving notice under this Agreement.

                  "Dollars" and the symbol "$" mean the lawful money of the United States of America.

                  "EBITDA" means the sum of gross revenues and other proper income credits, less all proper charges against income other than (i) interest expense on Debt, (ii) taxes on income, and (iii) depreciation and amortization expense, all determined in accordance with GAAP; provided that there shall not be included in such revenues or charges (i) any gains resulting from the write-up of assets; (ii) any proceeds of any life insurance policy, (iii) any gain or loss which is classified as "extraordinary" in accordance with GAAP,
(iv) any non-cash expenses and charges, (v) non-cash provisions for reserves for discontinued operations, and (vi) any gain or loss associated with the sale or write-down of assets. EBITDA can be less than zero for all purposes of this Agreement.

                  "Environmental Laws" means any and all federal, state and local laws, statutes, ordinances, rules, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Agencies, relating to the protection of human health or the environment, including, but not limited to, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Materials.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "ERISA Affiliate" means each trade or business (whether or not incorporated and whether or not foreign) which is or may hereafter become a member of a group of which an Obligor is a member and which is treated as a single employer under ERISA Section 4001(b)(1), or Internal Revenue Code Section 414.

                  "Event of Default" means any event as set forth in Section 8.1 hereof.

                  "Facility Fee" has the meaning ascribed thereto in Paragraph
2.1.6 of this Agreement.

                  "Financial Covenant" individually and "Financial Covenants" collectively mean the financial covenants set forth in Clauses 6.1.25.1, 6.1.25.2, 6.1.25.3, 6.1.25.4 and 6.1.25.5 hereof.

                  "Financing Statements" means any and all financing statements and amendments required or appropriate to perfect and keep perfected any security interest created under any of the Loan Documents pursuant to (i) the Uniform Commercial Code as adopted in any state in which any of the Obligors were organized or in any other jurisdiction having jurisdiction over the Collateral, and (ii) the laws of Canada.

                  "Fiscal Quarter" shall mean the fiscal quarter of Obligors ending on April 30, July 31, and October 31 of each year and January 31 of the following year.

                  "Fiscal Year" shall mean the fiscal year of Obligors ending on January 31 of each year. For purposes of this Agreement (including, but not limited to, the Financial Covenants set forth herein), each Fiscal Year will be identified by the calendar year in which eleven of the twelve calendar months occur during such Fiscal Year fall (e.g., the 2001 Fiscal Year will be the fiscal year ending on January 31, 2002).

                  "Fixed Charges" means the sum of (i) principal payments on Debt maturing during the applicable Twelve Month Period, other than Debt incurred under the Line of Credit; (ii) interest expense (gross, not net of interest income) during such Twelve Month Period; (iii) Tax Expense (but not below zero) for such Twelve Month Period; and (iv) Unfunded Capital Expenditures during such Twelve Month Period.

                  "Fixed Charge Coverage Ratio" means, as of any date, the ratio of (i) Obligors' consolidated EBITDA for the Twelve Month Period ending on such date to (ii) the Fixed Charges of Obligors for such Twelve Month Period.

                  "Funding Date" means a Business Day on which an Advance is funded.

                  "GAAP" means generally accepted accounting principles as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board as each may from time to time be in effect, or as set forth in such other statements by such other Person as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination and which are applied on a consistent basis.

                  "General Security Agreement" means that certain General Security Agreement of even date herewith substantially in the form attached hereto as EXHIBIT C required by Lender as collateral security for the repayment and performance of Health's obligations under this Agreement, the Guaranty and Surety Agreement of Health, and all other Loan Documents.

                  "Governmental Agency" means any national government, any state or political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory, supervisory or administrative functions of or pertaining to government.

                  "Guarantor" means individually and "Guarantors" means together 9072-8411 Quebec, Inc. "Optik Pro Baie 2000", a Quebec, Canada corporation, and Health Eye Care Statistics, Inc., an Ontario, Canada corporation.

                  "Guarantors' Collateral" shall have the meaning ascribed thereto in Paragraph 3.1.2.

                  "Guarantors' Obligations" means the obligations of Guarantors under their respective Guaranty and Surety Agreements, the General Security Agreement, the Movable Hypothec and the other Loan Documents.

                  "Guarantor's Note" means a note in the form of EXHIBIT D, attached hereto and made a part hereof, evidencing the indebtedness of a Guarantor in favor of a Borrower pursuant to Paragraph 7.1.10.

                  "Guaranty" means any guarantee of the payment or performance of any indebtedness or other obligation and any other arrangement whereby credit is extended to one obligor on the basis of any promise of another Person, whether that promise is expressed in terms of an obligation to pay the indebtedness of such obligor, or the purchase of an obligation owed by such obligor, or to purchase goods and services from such obligor pursuant to a take-or-pay contract, or to maintain the capital, working capital, solvency or general financial condition of such obligor, whether or not any such arrangement is listed on the balance sheet of such other Person, or referred to in a footnote thereto, but shall not include endorsements of items for collection in the ordinary course of business.

                  "Guaranty and Surety Agreements" means the Guaranty and Surety Agreements of even date herewith of each Guarantor, substantially in the form attached hereto as EXHIBIT E, secured by All Assets of each Guarantor.

                  "Guaranty Obligations" means as to any Person (the "guaranteeing person") any obligation of the guaranteeing person in respect of any obligation of another Person (including, without limitation, any bank under any letter of credit), the creation of which was induced by a reimbursement agreement, counter indemnity or similar obligation issued by the guaranteeing person, in either case guaranteeing or in effect guaranteeing any debt, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation of any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or
(B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (C) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iii) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term "Guaranty Obligation" shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guaranty Obligation of any guaranteeing person shall be deemed to be the lower of (i) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made and (ii) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guaranty Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guaranty Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by Obligors in good faith.

                  "Hazardous Materials" means any substances or materials: (i) which are or become defined as hazardous wastes, hazardous substances, pollutants, contaminants, chemical substances or mixtures or toxic substances or materials under any Applicable Law; (ii) which are toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise harmful to human health or the environment and are or become regulated by any Governmental Agency; (iii) the presence of which require investigation or remediation under any Applicable Law; (iv) the discharge or emission or release of which requires a permit or license under any Applicable Law or other governmental approval; (v) which are deemed to constitute a nuisance, a trespass or pose a health or safety hazard to persons or neighboring properties; (vi) which consist of underground or aboveground storage tanks, whether empty, filled or partially filled with any substance; or (vii) which contain, without limitation, asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or waste, crude oil, nuclear fuel, natural gas or synthetic gas.

                  "Indebtedness" means all amounts due from Obligors to the Lender, including Lender's Costs, pursuant to this Agreement or otherwise arising out of or in connection with any other Loan Document.

                  "Interest Rate" or "Interest Rates" means collectively, the Line Interest Rate and the Term Interest Rate.

                  "Kayak" has the same meaning ascribed thereto in the preamble to this Agreement.

                  "Lender's Costs" means all costs and expenses of any kind paid or incurred by Lender in connection with the preparation, execution, delivery, amendment, modification, restatement, administration or termination of this Agreement, the Notes or any other Loan Document, any amendments hereto or thereto, any transaction contemplated herein or in any existing or future related agreements and the preservation, enforcement, defense and protection of Lender's rights, remedies, obligations and liabilities in any manner concerning this Agreement, the Notes or any other Loan Document, any transaction contemplated herein or any existing or future related agreements, including but not limited to: (i) expenditures of every nature and kind of Obligors, paid or incurred by Lender pursuant to the provisions of this Agreement, the Notes and the other Loan Documents; (ii) filing, recording, publication, appraisal, monitoring, collateral field examinations and search costs specifically permitted hereunder related to the Collateral, including, but not limited to, costs paid to perfect, maintain perfected and preserve the existence and priority of Liens on the Collateral; (iii) after the occurrence of an Event of Default, all Lender's internal and external administrative costs and costs incurred in collecting and gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale and advertising to sell the Collateral, including but not limited to taxes, levies and insurance;
(iv) reasonable attorneys' fees and other reasonable fees and expenses paid or incurred by Lender (A) in preparing, reviewing and consummating this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby, (B) after the date hereof in amending, restating, restructuring, extending, terminating, preserving, enforcing or determining Lender's rights and remedies under this Agreement or any other Loan Document, and (C) after the occurrence of an Event of Default, in enforcing, defending or protecting Lender's rights, remedies, obligations or liabilities in any manner concerning this Agreement or any of the other Loan Documents, any transaction contemplated herein or any existing or future related agreements; (v) any reasonable attorneys' fees and other reasonable fees and expenses incurred by Lender in connection with any bankruptcy or insolvency proceeding filed by or against any Obligor whether such attorneys' fees, other fees or expenses, incurred in the sole discretion of Lender, are related to the review, determination, protection, monitoring (including attendance at meetings or hearings) or enforcement by Lender of the Obligations, including, but not limited to, the preparation and filing of any proof of claim and without regard to whether Lender files, responds, or is a party to any application, motion, or other proceeding; and,
(vi) wire transfer charges in such amounts as Lender may from time to time establish for such service.

                  "Liabilities" means all indebtedness that, in accordance with GAAP, consistently applied, should be classified as liabilities on a balance sheet of Obligors.

                  "LIBOR" means the rate of interest (rounded, if necessary, to the nearest one hundred-thousandth of a percentage point) for U.S. dollar deposits of 30, 60 or 90 day maturity as reported on Telerate page 3750 or the equivalent reporting service as of 11:00 a.m., London time, on the second London Business Day prior to the date hereof and on each Business Day thereafter (or if not so reported on any Business Day, then as determined by the Lender from another recognized source or interbank quotation, or if none is available, as determined by the Lender).

                  "LIBOR Rate" has the same meaning ascribed thereto in Paragraph 2.1.4 of this Agreement. For purposes of this Agreement, LIBOR Rate is used as a reference rate, determined on a monthly basis, in connection with LIBOR Rate Advances.

                  "LIBOR Rate Advance" means any Advance bearing interest at a rate based upon the LIBOR Rate as provided in Paragraph 2.1.4 hereof.

                  "Lien" means any charge against or interest in property securing payment of a debt or performance of an obligation owed to any Person, whether created by agreement, statute, common law or judicial or governmental authority, legal action or equitable process, or proceeding, including, but not limited to, any security interest, hypothec, lien, encumbrance, mortgage, assignment, pledge, conditional sale, lease, consignment or bailment.

                  "Line Closing Fee" means the Line closing fee provided for in Paragraph 2.1.7 hereof.

                  "Line Interest Rate" means the per annum rate of interest described and set forth in Paragraph 2.1.4 hereof.

                  "Line" or "Line of Credit" means the credit facility extended by Lender to Borrowers, pursuant to Article 2 of this Agreement, as the same may hereafter be modified or amended.

                  "Line of Credit Note" means that certain revolving line of credit note in the form of EXHIBIT F hereto executed by Borrowers in favor of Lender evidencing Borrowers' obligation to repay Advances on the Line, and any amendments or restatements thereof or allonges thereto.

                  "Line Termination Date" means (i) October 31, 2004, or as extended pursuant to Paragraph 2.1.10 above, or (ii) such earlier date as Borrowers shall determine by notice to Lender, or (iii) such other date as Lender and Borrowers may, from time to time, mutually determine.

                  "Loans" means the collective reference to the Line of Credit and Term Loan extended by Lender in favor of Borrowers.

                  "Loan Documents" means this Agreement, the Notes, the Lockbox Agreement, the Subordination Agreements, the Guaranty and Surety Agreements, the General Security Agreement, the Movable Hypothec, all Financing Statements, and any other instrument or document delivered by the Obligors in connection herewith or therewith, each as amended, restated or otherwise modified and in effect from time to time.

                  "Lockbox Agreement" means the agreement between Obligors and Lender in the form of EXHIBIT G hereto regarding the creation and maintenance of lockboxes for the collection of Obligors' Accounts.

                  "Lockboxes" means those certain Lockboxes described in Section
3.2 hereof.

                  "Material Adverse Change or Effect" means, with respect to each Obligor, a material adverse change or effect upon Obligor's business, assets, liabilities, financial condition, results of operations or prospects or Obligor's ability to perform Obligor's obligations under the Loan Documents in accordance with their respective terms, as determined by Lender in the exercise of its reasonable credit judgment.

                  "Maximum Available Credit" shall have the meaning ascribed to such term in Paragraph 2.1.9 hereof.

                  "Maximum Leverage Ratio" means, as of any date, the ratio of
(i) all liabilities (other than Subordinated Debt) of the Obligors as of such date to (ii) the Tangible Net Worth of the Obligors on such date.

                  "Movable Hypothec" means the movable hypothec over All Assets located or deemed by law to be located in the Province of Quebec and an application for the registration thereof at the Quebec Register of Personal and Movable Real Rights, substantially in the form of EXHIBIT H attached hereto.

                  "Multi-Employer Plan" means a plan as defined in Section 4001(a)(3) of ERISA to which Obligors or any Affiliate is making or accruing an obligation to make contributions or has within any of the preceding five years made or accrued an obligation to make contributions.

                  "Nasdaq" has the meaning ascribed thereto in Clause 5.1.31.1 of this Agreement.

                  "Net Cole Proceeds" has the meaning ascribed thereto in Paragraph 2.2.7.

                  "NOROB Investor Documents" means the NOROB Investor Notes and the NOROB Investor Subordination Agreements.

                  "NOROB Investor", individually, and "NOROB Investors", collectively, mean those Persons identified on Schedule 1, attached hereto.

                  "NOROB Investor Notes" means the promissory notes of even date herewith by the NOROB Investors in favor of Borrowers, more fully described on
Schedule 1.

                  "NOROB Investor Subordination Agreements" means those certain Subordination Agreements of even date herewith between each NOROB Investor and Lender.

                  "Notes" means the Line of Credit Note together with the Term Note.

                  "Obligation" individually and "Obligations" collectively mean the Indebtedness and all covenants and agreements of Obligors contained in, or arising out of or in connection with, this Agreement or the other Loan Documents.

                  "Obligor" and "Obligors" shall have the meanings set forth hereto in the first paragraph of this Agreement.

                  "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

                  "Penney's" means J.C. Penney Company, Inc.

                  "Penney's Agreement" means the License Agreement dated February 1, 1995 as amended from time-to-time by and between Penney's and U.S. Vision.

                  "Permitted Debt" means: (i) the Indebtedness; (ii) trade payables incurred in the ordinary course of Obligors' business; (iii) purchase money Debt (including Capital Leases) hereafter incurred by Obligors to finance the purchase of fixed assets, provided that: (A) the total of all such Debt for all Obligors taken together shall not exceed an aggregate principal amount of Twelve Million Dollars ($12,000,000), (B) such Debt when incurred shall not exceed the purchase price of the asset(s) financed, and (C) no such Debt shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing; (iv) existing Indebtedness described on Schedule 5.1.16 attached hereto and any refinancings of such Debt;
(v) notes issued to U.S. Vision shareholders in connection with the Cash-Out; and (vi) Debt subordinated to Lender pursuant to the Subordination Agreements. Notwithstanding any other provision of this definition, "Permitted Debt" shall not include any Debt which, when incurred, would cause the violation of any Financial Covenant.

                  "Permitted Liens" means: (i) Liens for taxes, assessments or governmental charges or claims which are not overdue or which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, if a reserve or other appropriate provision, if any, as shall be reasonably required by Lender, shall have been made therefor; (ii) Liens of brokers, carriers, warehousemen, mechanics, materialmen, repairmen, suppliers and other like Liens incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, if a reserve or other appropriate provision, if any, as shall be reasonably required by Lender, shall have been made therefor; (iii) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation or unemployment insurance and other types of social security; (iv) Liens incurred or deposits made to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money); (v) the rights of tenants under leases or subleases not interfering with the ordinary conduct of the business of a Person; (vi) easements, rights-of-way, encroachments, zoning provisions, covenants, conditions, restrictions and other similar charges, encumbrances and governmental restrictions not interfering with the ordinary conduct of the business of a Person; (vii) Liens in favor of Lender pursuant to this Agreement, the Notes or any Loan Document; (viii) Liens of the Delaware River Port Authority on the Real Property existing on the date hereof; (ix) liens securing purchase money Debt for fixed assets and Capital Leases; and (x) those existing Liens set forth on Schedule 3.1.3 attached hereto.

                  "Person" means an individual, corporation, partnership, joint venture, trust or unincorporated organization, or a government or any political subdivision thereof.

                  "Plan" means any plan described in ERISA Section 3(2) maintained for employees of an Obligor or any ERISA Affiliate, other than a Multi-employer Plan.

                  "Potential Default" means an event, occurrence or condition which, with the giving of notice, the lapse of time, or both, constitutes an Event of Default.

                  "Prime" means, as to any day on which a Loan is outstanding, the fluctuating rate of interest per annum published in the "Money Rates" Section of the Wall Street Journal on the applicable date or the highest Prime rate if more than one is published, as such rate may change from day-to-day, such changes to be effective on the dates of announcement thereof. If the Wall Street Journal ceases to be published for any reason on any day, or if it ceases to publish a Prime rate, then the Lender may use any similar published prime or base rate to determine the interest rate, in its sole discretion. Prime may not necessarily be the lowest or best rate of interest charged by the Lender.

                  "Prime Rate" has the same meaning ascribed thereto in Paragraph 2.1.4 of this Agreement.

                  "Prime Rate Advance" means any Advance bearing interest at a rate based upon the Prime Rate as provided in Paragraph 2.1.4 hereof.

                  "Prohibited Transaction" means any transaction described in
Section 406 of ERISA which is not exempt by reason of Section 408 of ERISA, and any transaction described in Section 4975(c) of the Internal Revenue Code which is not exempt by reason of Section 4975(c)(2) of the Internal Revenue Code.

                  "Projections" means Obligors' forecasted (i) balance sheets,
(ii) profit and loss statements, (iii) cash flow statements, (iv) Purchase Money Debt, and (v) Capital Expenditures, all prepared on a consistent basis with Obligors' historical financial statements, together with appropriate supporting details and a statement underlying assumptions.

                  "Property" means any interest of any Obligor in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

                  "Purchase Money Debt" means purchase money Debt (including Capitalized Lease Obligations) incurred solely for the purchase of fixed assets.

                  "Real Property" means all of the real property owned by Obligors, including, without limitation, all real estate, buildings, improvements, rents, profits, insurance and condemnation proceeds, and any other property rights and claims related thereto, as described on Schedule 5.1.7.

                  "Reportable Event" means a reportable event described in
Section 4043 of ERISA or the regulations thereunder, a withdrawal from a Plan described in Section 4063 of ERISA, or a cessation of operations described in
Section 4068(f) of ERISA.

                  "Requirement of Law" means, as to any Person, the certificate of incorporation and bylaws, the partnership agreement or other organizational or governing documents of such Person and any law, treaty, rule or regulation or determination of any arbitration or a court or other governmental authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "RICO" means the Racketeer Influenced and Corrupt Organizations Act, as amended by the Comprehensive Crime Control Act of 1984, 18 U.S.C. Sections 1961-68.

                  "Rule" means and includes any law, rule or regulation binding upon, or applicable to, Lender as well as any guideline or similar directive issued by a Governmental Agency having regulatory jurisdiction over Lender which Lender observes or with which the Lender complies, whether or not such guideline or directive technically has the force of law.

                  "Schwartz" means William A. Schwartz, Jr.

                  "Schwartz Documents" means the Schwartz Employment Agreement, the Schwartz Incentive Stock Option Agreement, and the Schwartz Subordination Agreement.

                  "Schwartz Employment Agreement" means that certain Employment Agreement dated April 2, 1998 between U.S. Vision and Schwartz, as amended by that certain First Amendment to Employment Agreement dated September 23, 2002.

                  "Schwartz Incentive Stock Option Agreement" means that certain Incentive Stock Option Agreement dated June 1, 2000 between U.S. Vision and Schwartz, as amended by that certain First Amendment to Incentive Stock Option Agreement dated September 23, 2002.

                  "Schwartz Subordination Agreement" means that certain Subordination Agreement of even date herewith by and between Lender and Schwartz.

                  "Sears" means Sears, Roebuck and Co.

                  "Sears Agreement" means each of the license agreements, substantially in the form attached hereto as EXHIBIT I, by and between Sears and U.S. Vision with respect to separate Sears stores.

                  "SEC" means the Securities and Exchange Commission.

                  "SOLA" means SOLA International, Inc., a Delaware corporation.

                  "SOLA Documents" means the SOLA Subordination Agreement and the SOLA Supply Agreement.

                  "SOLA Subordination Agreement" means that certain Subordination Agreement of even date herewith by and between Lender and SOLA.

                  "SOLA Supply Agreement" means that certain Marketing Agreement dated October 2, 2002 by and between SOLA and U.S. Vision, as amended by that certain First Amendment to Marketing Agreement of even date herewith, pursuant to which SOLA will credit Three Million Dollars ($3,000,000) of new money to the account of U.S. Vision which shall be added to the amount of U.S. Vision's entire account payable due to SOLA.

                  "Solvent" means, as to any Person, that such Person (i) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage; (ii) is able to pay its debts as they mature; or (iii) owns property whose fair saleable value is greater than the amount required to pay its debts.

                  "Specified Officer" means such officer of U.S. Vision as U.S. Vision may specify to Lender in writing. Each Obligor agrees that any request made or other function specified herein to be made or performed by a Specified Officer shall be deemed made or performed by and on behalf of all Obligors.

                  "Subordinated Debt" means any Debt of the Obligors subordinated in right and time of payment and performance of the Obligations on terms satisfactory to the Lender including, without limitation, the Debt evidenced by the Cole Note, the Schwartz Employment Agreement, the Schwartz Incentive Stock Option Agreement, the NOROB Investor Notes and the SOLA Supply Agreement.

                  "Subordination Agreements" means, collectively, the Cole Subordination Agreement, the NOROB Investor Subordination Agreements, the Schwartz Subordination Agreement and the SOLA Subordination Agreement.

                  "Subsidiaries" means any Person of which each Obligor directly or indirectly through one or more intermediaries (i) owns ownership interests or stock having ordinary voting power to elect a majority of the Board of Directors or equivalent managing body of such Person or (ii) owns more than Fifty Percent (50%) of any other equity or ownership interest in such Person.

                  "Tax Expense" means Liabilities of Obligors for local, state, and federal income taxes.

                  "Tangible Net Worth" means the excess of assets over Liabilities plus Subordinated Debt as would be shown on a combined balance sheet of Obligors, prepared in accordance with GAAP, consistently applied, provided, however, such amounts are to be net of amounts carried on the books of Obligors for any of the following: (A) unamortized debt discount and expense, (B) goodwill (including any excess cost over net assets of business acquired), experimental or organization expenses and other like reserves and intangible assets.

                  "Term Loan Closing Fee" means the Term Loan Closing Fee provided for in Paragraph 2.2.4 hereof.

                  "Term Interest Rate" means Nine Percent (9%) per annum.

                  "Term Loan" means the loan extended by Lender to Borrowers pursuant to Paragraph 2.2.1 of this Agreement, as the same may hereafter be modified or amended.

                  "Term Loan Termination Date" means October 31, 2007 or such other date as Lender and Borrowers may, from time to time, mutually determine.

                  "Term Note" means that certain promissory note in the form of EXHIBIT J hereto executed by Borrowers in favor of Lender evidencing Borrowers' obligation to repay the Term Loan, and any amendments or restatements thereof or allonges thereto.

                  "Transactions" means all of the transactions contemplated by the Transactional Documents.

                  "Transactional Document" individually and "Transactional Documents" mean collectively, the Cole Documents, the NOROB Investor Documents, the Schwartz Documents, the SOLA Documents and the Acquisition Documents, together with all documents, instruments and agreements executed or delivered in connection therewith and related thereto.

                  "Twelve Month Period" means, as of any date, the twelve-month period ending on such date.

                  "UCC" means the Uniform Commercial Code as enacted in the State of New Jersey and in effect from time to time.

                  "Unfunded Capital Expenditures" mean Capital Expenditures which are not fully funded through Obligors' incurring additional Debt.

                  "Vision One" means Vision One, a national vision care program owned by Cole Vision Corporation.

                   "Vision One Agreement" means that certain Participating Provider Agreement dated as of June 1, 1997 between U.S. Vision and Cole Vision Corporation, a Delaware corporation, as amended by that certain amendment of even date herewith.

                                    EXHIBIT B
                           FORM OF NOTICE OF BORROWING

Gerard L. Grady
Vice President
Commerce Bank, N.A.
1701 Route 70 East
Cherry Hill, New Jersey 08034

To Mr. Grady:

         This irrevocable Notice of Borrowing is delivered to you under Paragraph 2.1.3 of the Loan and Security Agreement dated as of October 30, 2002 (as amended, restated or otherwise modified, the "Loan Agreement"), by and among COMMERCE BANK, N.A. (the "Lender") and U.S. VISION, INC. ("U.S. Vision"), STYL-RITE OPTICAL MFG. CO., INC. ("Styl"), USV OPTICAL, INC. ("USV"), and U.S. VISION HOLDINGS, INC. ("Holdings") (individually "Borrower" and collectively "Borrowers"). Capitalized terms used but not defined herein shall have the respective meanings therefor set forth in the Loan Agreement.

         1. The Borrowers hereby request that the Lender make the following Line of Credit Advances(s) to the Borrowers:

                                 Interest                         Date of
Type of Advance (check one)       Period          Amount         Advance(1)
---------------------------      --------         ------         ----------

    Prime Rate Advance          N/A
---                                            ------------   ----------------

    LIBOR Rate Advance
---                            ------------    ------------   ----------------

         2. The principal amount of all Line of Credit Advances outstanding as of the date hereof (including the requested Line of Credit Advance) does not exceed the maximum amount permitted to be outstanding pursuant to the terms of the Loan Agreement.

         3. All of the conditions applicable to the Line of Credit Advance requested herein as set forth in the Loan Agreement have been satisfied or waived as of the date hereof and will remain satisfied to the date of such Line of Credit Advance.

         4. Borrowers and Guarantors hereby reaffirm as true and correct, on and as of the date hereof, all representations, warranties and covenants made by it under the Loan Documents.

         5. Borrowers and Guarantors hereby certify that no Event of Default or Potential Default under the Loan Documents has occurred and is continuing.


----------

(1) Borrowings must be made on a Business Day.

BORROWERS / OBLIGORS:                        GUARANTORS / OBLIGORS:


U.S. VISION, INC.                            9072-8411 QUEBEC, INC.
                                             d/b/a "Optik Pro Baie 2000"


By:      /s/                                 By:      /s/
         -------------------------------              --------------------------
         Carmen J. Nepa III,                          Carmen J. Nepa III,
         Senior Vice President and                    Senior Vice President and
         Chief Financial Officer                      Chief Financial Officer


STYL-RITE OPTICAL MFG.  CO., INC.            HEALTH EYE CARE STATISTICS, INC.


By:      /s/                                 By:      /s/
         -------------------------------              --------------------------
         William A. Schwartz, Jr.,                    William A. Schwartz, Jr.,
         President                                    President


USV OPTICAL, INC.


By:      /s/
         -------------------------------
         Carmen J. Nepa III,
         Senior Vice President and
         Chief Financial Officer


U.S. VISION HOLDINGS, INC.


By:      /s/
         -------------------------------
         Carmen J. Nepa III,
         Chief Financial Officer

                                  SCHEDULE LIST

Schedule 3.1.3  Priority of Liens

Schedule 5.1.1  Incorporation, Good Standing, Due Qualification

Schedule 5.1.4  Priority of Liens; Condition of Collateral

Schedule 5.1.5  Leases

Schedule 5.1.6  Store Count and Sales Volumes

Schedule 5.1.7  Real Property

Schedule 5.1.16 Debt and Guaranties

Schedule 5.1.17 Stock Ownership

Schedule 5.1.20 Labor Matters

Schedule 5.1.26 Subsidiaries

                                  EXHIBIT LIST

Exhibit A:      Definitions

Exhibit B:      Form of Notice of Borrowing

Exhibit C:      General Security Agreement

Exhibit D:      Guarantors' Note

Exhibit E:      Guaranty and Surety Agreement

Exhibit F:      Form of Line of Credit Note

Exhibit G:      Form of Lockbox Agreement

Exhibit H:      Movable Hypothec

Exhibit I:      Form of Sears Agreement

Exhibit J:      Form of Term Note